Exhibit 10.6

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

EQV VENTURES ACQUISITION CORP.,

PROMETHEUS PUBCO INC.,

EQVR MERGER SUB LLC,

EQV RESOURCES LLC,

EQV RESOURCES INTERMEDIATE LLC,

AND

PRESIDIO INVESTMENT HOLDINGS LLC

(solely for the limited purposes set forth herein)

DATED AUGUST 5, 2025

Section 3.36	No Other Purchaser and Merger Sub Representations and Warranties	47

i

EXHIBITS

Exhibit A	Form of Purchaser Charter
Exhibit B	Form of Purchaser Bylaws
Exhibit C	Form of Registration and Stockholders’ Rights Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Form of Certificate of Merger

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 5, 2025 (the “Execution Date”), by and among (a) EQV Ventures Acquisition Corp., a Cayman Islands exempted company (“EQV”), (b) Prometheus PubCo Inc., a Delaware corporation (the “Purchaser”), (c) EQVR Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Purchaser (“Merger Sub” and, together with EQV and Purchaser, collectively, the “EQV Parties”), (d) EQV Resources LLC, a Delaware limited liability company (the “Company”), (e) EQV Resources Intermediate LLC, a Delaware limited liability company (the “Company Unitholder”), and (f) Presidio Investment Holdings LLC, a Delaware limited liability company (“Presidio”), solely for the limited purposes set forth herein. Each of EQV, Purchaser, Merger Sub, the Company, the Company Unitholder and Presidio is also referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

whereas, (a) EQV is a blank check company incorporated to acquire one or more operating businesses through a Business Combination, (b) Purchaser is a direct, wholly owned Subsidiary of EQV and (c) Merger Sub is a direct wholly owned Subsidiary of Purchaser and was formed for the sole purpose of the Merger (as defined below);

WHEREAS, concurrently with the execution of this Agreement, EQV, Purchaser, Prometheus PubCo Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Purchaser (“Purchaser Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company (“EQV Holdings”), Presidio, and Prometheus Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of EQV Holdings (“Presidio Merger Sub”), have entered into a Business Combination Agreement (the “BCA”), pursuant to which, among other things, Presidio Merger Sub will merge with and into Presidio (the “Presidio Merger”), with Presidio as the surviving entity, on the terms and subject to the conditions thereof (the transactions contemplated by the BCA, including the Presidio Merger, the “Presidio Transactions”);

WHEREAS, the satisfaction of the closing conditions to the transactions contemplated by this Agreement (other than those conditions which by their terms are required to be satisfied at the Closing (as defined below), but subject to the satisfaction or waiver of such conditions at the Closing) is a condition to the closing under the BCA;

WHEREAS, prior to the consummation of the Presidio Merger, EQV shall, subject to obtaining the approval by affirmative vote of the holders of the requisite number of EQV Shares entitled to vote thereon, migrate and domesticate as a corporation (the “Domestication”) in the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Companies Act (as revised) of the Cayman Islands (the “Cayman Companies Act”);

WHEREAS, following the Domestication, (a) EQV will merge with and into Purchaser Merger Sub, with EQV as the surviving entity as a direct, wholly owned Subsidiary of Purchaser (the “Purchaser Merger”) and (b)(i) Purchaser shall adopt the certificate of incorporation (the “Purchaser Charter”) substantially in the form set forth on Exhibit A, which shall be the certificate of incorporation of Purchaser, until thereafter supplemented or amended in accordance with its terms and the DGCL and (ii) Purchaser will adopt the bylaws substantially in the form set forth on Exhibit B, which shall be the bylaws of Purchaser, until thereafter supplemented or amended in accordance with their terms and the DGCL (“Purchaser Bylaws”);

WHEREAS, in connection with the consummation of the Transactions, simultaneously with the Closing, Purchaser, the Company Unitholder and the other parties thereto will enter into a Registration and Stockholders’ Rights Agreement (the “Registration and Stockholders’ Rights Agreement”), in substantially the form attached hereto as Exhibit C;

WHEREAS, subject to the terms and conditions hereof, at the Closing, among other things, the Company, Purchaser and Merger Sub intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware Limited Liability Company Act (as amended, the “DLLCA”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”), resulting in the Company becoming a wholly owned direct subsidiary of Purchaser and (b) all the Company Equity Interests (as defined below) that are issued and outstanding immediately prior to the Effective Time (as defined below) (other than Cancelled Equity Interests (as defined below)) shall, at the Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive a number of EQV Class A Shares (as defined below) issued by Purchaser in accordance with the terms of this Agreement (the transactions contemplated by this Agreement, including the Merger, the “Transactions”);

WHEREAS, the boards of managers or directors, special committee of independent directors, managing member or other governing body, as applicable, of each of EQV, Purchaser, Merger Sub, the Company, the Company Unitholder and Presidio have approved and declared advisable the entry into this Agreement and the Transactions, upon the terms and subject to the conditions hereof and in accordance with the DGCL, the DLLCA and the Cayman Companies Act, as applicable, and (a) each of the Purchaser Written Consent (as defined below) and the Merger Sub Written Consent (as defined below) has been executed and delivered to the Company, and (b) the Company Written Consent (as defined below) has been executed and delivered to Purchaser and Presidio; and

WHEREAS, for U.S. federal (and applicable state or local) income Tax purposes, the Parties intend that the Merger and the Specified BCA Transfers (as defined below), taken together, shall be treated as tax-deferred contributions governed by Section 351 of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth below.

“ACA” has the meaning set forth in Section 3.23(c).

“Additional Filings” has the meaning set forth in Section 6.8(f).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no portfolio company of a private equity fund or other investment fund that is an Affiliate of EQV, EQV Resources Partners, the Company Unitholder or the Company shall be deemed an “Affiliate” for purposes of this Agreement.

“Affiliated Group” means a group of Persons that elects to, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, aggregate group, consolidated group, combined group or unitary group under applicable Tax Law.

“Affiliated Transactions” has the meaning set forth in Section 3.28.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreement” means each agreement, document, instrument or certificate contemplated hereby to be executed in connection with the consummation of the Transactions, including the Purchaser Charter, the Purchaser Bylaws, the Registration and Stockholders’ Rights Agreement, the Transition Services Agreement, the Certificate of Merger and the documents entered in connection therewith, in each case, only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including, to the extent applicable to the Company, the U.S. Foreign Corrupt Practices Act of 1977, the Canada Corruption of Foreign Public Officials Act of 1999, the UK Bribery Act of 2010 and the legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.

“Audited Financial Statements” has the meaning set forth in Section 3.4(a)(i).

“Baker Botts” means Baker Botts L.L.P.

“BCA” has the meaning set forth in the Recitals.

“Business Combination” has the meaning ascribed to such term in the EQV Governing Documents (prior to the Domestication).

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or the Cayman Islands.

“Cancelled Equity Interests” has the meaning set forth in Section 2.1(c)(iii).

“Cash” means unrestricted cash and cash equivalents, including checks, cash on deposit and over-the-counter bank deposits, which shall include deposits in transit and be net of outstanding checks. For the avoidance of doubt, “Cash” shall not include any cash held in restricted accounts or otherwise unavailable for unrestricted use for any reason.

“Cayman Companies Act” has the meaning set forth in the Recitals.

“CBA” means any collective bargaining agreement, works council agreement, or labor agreement or other similar Contract with a union, works council, or labor organization.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Cibolo Loan” means that certain Note Purchase Agreement, dated December 13, 2023, by and among the Company, the Company Unitholder, Cibolo EQV LLC, each other Holder (as defined therein) from time to time party thereto and Cibolo Energy Partners, LLC.

“Claim Notice” has the meaning set forth in Section 9.3(b).

“Clayton Act” means the Clayton Antitrust Act of 1914.

“Closing” has the meaning set forth in Section 2.1(a).

“Closing Date” has the meaning set forth in Section 2.1(a).

“Closing Form 8-K” has the meaning set forth in Section 6.8(g).

“Closing Press Release” has the meaning set forth in Section 6.8(g).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Bring-Down Certificate” has the meaning set forth in Section 8.2(c).

“Company Disclosure Schedules” means the Disclosure Schedules delivered by the Company to the EQV Parties and Presidio concurrently with the execution and delivery of this Agreement.

“Company Employee Benefit Plan” means each Employee Benefit Plan that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or under or with respect to which the Company would reasonably be expected to have any Liability after Closing.

“Company Equity Interests” means Equity Interests of the Company.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization; Authority; Enforceability), Section 3.2 (Non-contravention; Governmental Approvals), Section 3.3 (Capitalization) and Section 3.21 (Brokerage).

“Company Indebtedness” means, without duplication, all obligations (including all obligations in respect of principal, accrued and unpaid interest, penalties, breakage costs, fees and premiums and other costs and expenses associated with repayment or acceleration) borne by the Company (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar Contracts or security, (c) for the deferred purchase price of assets, property, goods or services, business (other than trade payables incurred in the Ordinary Course of Business) or with respect to any conditional sale, title retention, consignment or similar arrangements, (d) for any lease classified as a capital or finance lease in the Financial Statements or any obligation capitalized or required to be capitalized in accordance with GAAP, (e) for any letters of credit, bank guarantees, bankers acceptances or other obligation by which the Company assured a creditor against loss, in each case to the extent drawn upon or currently payable, (f) except as set forth in Schedule 1.1(a), for earn-out or contingent payments related to acquisitions or investments (assuming the maximum amount earned), including post-closing price true-ups, indemnifications and seller notes, (g) in respect of dividends declared or distributions payable but unpaid, (h) under derivative financial instruments, including Hedge Contracts, (i) with respect to any outstanding unpaid and unfunded bonuses, commissions or incentive obligations, severance and deferred compensation (including deferred compensation payable as deferred purchase price) plus the employer portion of any payroll or similar Taxes incurred in respect of such obligations (determined as though all such obligations were payable as of the Closing Date) borne by the Company, (j) for the remittance of revenues to third parties arising from Hydrocarbons sold on behalf of such third parties pursuant to Production Burdens or working interest amounts, being held in suspense, or escrow accounts for such suspended funds, by the Company or by EQV Operating with respect to the Oil and Gas Properties that EQV Operating operates on behalf of the Company, and (k) in the nature of guarantees of the obligations described in clauses (a) through (j) above, and any obligations of any other Person of the type described in clauses (a) through (j) above directly or indirectly guaranteed by the Company or secured by any assets of the Company, whether or not such obligations have been assumed by the Company. For the avoidance of doubt, Company Indebtedness will exclude (x) deferred revenue, (y) operating leases, trade payables and undrawn letters of credit, and (z) any items included as a current liability in the calculation of Company Transaction Expenses.

“Company Independent Petroleum Engineers” has the meaning set forth in Section 3.8(a).

“Company LLCA” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated September 5, 2023, by and between the Company and the Company Unitholder.

“Company Registered IP” has the meaning set forth in Section 3.18(a).

“Company Reserve Report” has the meaning set forth in Section 3.8(a).

“Company Transaction Expenses” means to the extent not paid as of the Closing: all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers, or other advisors, service providers or Representatives, including, for the avoidance of doubt, on behalf of the executive officers and senior management of the Company), incurred or payable by the Company (and, for the avoidance of doubt, not by the EQV Parties or Presidio) through the Closing in connection with the preparation of the Financial Statements, the negotiation and preparation of this Agreement and the Ancillary Agreements and the consummation of the Transactions.

“Company Unitholder” has the meaning set forth in the Preamble.

“Company Unitholder Post-Closing Representation” has the meaning set forth in Section 10.16(a).

“Company Written Consent” means that certain action by written consent approving this Agreement, the Merger and the other Transactions, executed by the requisite approving parties of the Company and the Company Unitholder, whose approval is necessary to approve the same, in each case, in accordance with the Company LLCA and the Limited Liability Company Agreement of Company Unitholder, dated September 5, 2023, as applicable, and applicable Law.

“Competing Buyer” has the meaning set forth in Section 6.18.

“Competing Transaction” means (a) any transaction involving, directly or indirectly, the Company, which upon consummation thereof, would result in the Company becoming a public company, (b) any direct or indirect sale (including by way of a merger, consolidation, exclusive license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets or business of the Company, or (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities convertible into equity of the Company, or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred stock or other equity-linked securities (except to the extent contemplated hereby), in all cases of clauses (a) through (c), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Buyer (including the Company Unitholder, other direct or indirect equityholder of the Company or any of their respective directors, officers or Affiliates (excluding the Company) or any Representatives of the foregoing).

“Confidential Information” means any and all information, knowledge or data concerning the businesses or affairs of the Company that is not already generally available to the public, including information of third parties that the Company is required to keep confidential.

“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement, effective as of August 28, 2024, by and between Presidio and EQV, as supplemented by that certain Acknowledgement and Joinder Agreement, effective as of July 31, 2025, by and among Presidio, EQV and the Company.

“Contract” means any legally binding written or oral contract, agreement, license or Lease (including any amendments thereto), but excluding any Oil and Gas Lease, easement, right-of-way, permit, instrument of conveyance or other instrument creating or evidencing the Company’s chain-of-title with respect to the Oil and Gas Properties.

“Data Privacy and Security Requirements” means, collectively, all of the following to the extent relating to the receipt, collection, use, storage, processing, sharing, security, confidentiality, disclosure, or transfer of Personal Information or the security of the IT Systems, Personal Information, or any other confidential or sensitive data of the Company: (a) all applicable Laws; (b) the Company’s written privacy policies; (c) if applicable to the Company, the Payment Card Industry Data Security Standard (PCI DSS), and any other industry or self-regulatory standard to which the Company is bound; and (d) applicable provisions of Contracts in which the Company is a party or bound.

“Data Room” has the meaning set forth in Section 10.5.

“DGCL” has the meaning set forth in the Recitals.

“Direct Claim Notice” has the meaning set forth in Section 9.3(c).

“Disclosure Schedules” means the EQV Disclosure Schedules and the Company Disclosure Schedules.

“DLLCA” has the meaning set forth in the Recitals.

“Domestication” means the migration and domestication of EQV as a corporation in the State of Delaware in accordance with the DGCL and the Cayman Companies Act.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or independent contractor, transaction, change in control, retention, deferred compensation, vacation, sick pay or paid time-off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensation or benefit plan, program, policy, agreement, arrangement or Contract.

“Enforceable” means, with respect to any Contract stated to be enforceable by or against any Person, that such Contract is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Environmental Laws” means all Laws concerning pollution, protection of the environment or natural resources, human health or safety (to the extent relating to exposure of Hazardous Substances), and the generation, handling, transport, use, treatment, storage, emission, release or disposal of Hazardous Substances.

“Equity Interests” means, with respect to any Person, all of the shares or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted equity awards, restricted equity units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein).

“EQV” has the meaning set forth in the Preamble.

“EQV Assignment” has the meaning set forth in Section 6.16.

“EQV Balance Sheet” has the meaning set forth in Section 4.6(c).

“EQV Board” means the Board of Directors of EQV.

“EQV Bring-Down Certificate” has the meaning set forth in Section 8.3(c).

“EQV Bylaws” means the bylaws of EQV following the Domestication.

“EQV Charter” means certificate of incorporation of EQV following the Domestication.

“EQV Class A Shares” means (a) prior to the Domestication, Class A ordinary shares of a par value of USD $0.0001 each in the capital of EQV and, (b) from and after the Domestication, shares of Class A common stock, par value $0.0001 per share, of EQV, in each case, as contemplated by the EQV Governing Documents. Any reference to the EQV Class A Shares or the EQV Shares in this Agreement or any Ancillary Agreement shall be deemed to refer to clause (a) or clause (b) of this definition, as the context so requires.

“EQV Class B Shares” means (a) prior to the Domestication, Class B ordinary shares of a par value of USD $0.0001 each in the capital of EQV and, (b) from and after the Domestication, shares of Class B common stock, par value $0.0001 per share, of EQV, in each case, as contemplated by the EQV Governing Documents. Any reference to the EQV Class B Shares or the EQV Shares in this Agreement or any Ancillary Agreement shall be deemed to refer to clause (a) or clause (b) of this definition, as the context so requires.

“EQV Disclosure Schedules” means the Disclosure Schedules delivered by Purchaser to the Company concurrently with the execution and delivery of this Agreement.

“EQV Employee Management” means EQV Employee Management LLC, a Delaware limited liability company.

“EQV Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Non-Contravention), Section 4.3 (Capitalization), Section 4.5 (Brokerage), Section 4.6 (Business Activities), Section 4.8 (Prior Operations), Section 4.10 (EQV Capitalization) and Section 4.12 (Trust Account).

“EQV Governing Documents” means (a) prior to the Domestication, the Amended and Restated Memorandum and Articles of Association of EQV, as may be amended from time to time and, (b) from and after the Domestication, the EQV Charter and EQV Bylaws.

“EQV Holdings A&R LLCA” has the meaning set forth in the BCA.

“EQV Holdings Interests” means one hundred percent (100%) of the issued and outstanding limited liability company interests of EQV Holdings as of immediately prior to Closing (before giving effect to the EQV Holdings A&R LLCA).

“EQV Operating” means EQV Operating LLC, a Delaware limited liability company.

“EQV Operating Accounts Payable” means all accounts payable and all accrued expenses and liabilities to third parties or other obligations of such Person to pay the deferred purchase price of property or services, in each case, held by EQV Operating on behalf of the Company.

“EQV Operating Assets” means those assets of EQV Operating set forth on Schedule EOA.

“EQV Operating Cash” means the sum of all (a) cash and cash equivalents, plus (b) deposits in transit to the extent there has been a reduction of receivables on account thereof, and minus (c) outstanding (uncleared) checks, overdrafts, drafts and wire transfers to the extent there has been a reduction of EQV Operating Accounts Payable on account thereof, restricted balances or deposits (including cash held as collateral), amounts held in escrow and any casualty or condemnation proceeds, in each case, held by EQV Operating on behalf of the Company.

“EQV Operating Employees” has the meaning set forth in Section 6.12(a).

“EQV Operating JIB Account Receivables” means, with respect to the Oil and Gas Properties, the gross amount of the Company’s allocable share under the applicable operating agreement, unitization or similar agreement for joint interest billings due with respect to costs incurred by the operator of such Oil and Gas Properties or other third parties, in each case, held by EQV Operating on behalf of the Company.

“EQV Operating Revenue Payable” means the gross amount of revenues payable (a) to the Company or its Affiliates or (b) any third party, in each case, in respect of production attributable to the Oil and Gas Properties held by EQV Operating on behalf of the Company.

“EQV Operating Suspense” means all funds held by EQV Operating, any Affiliate of EQV Operating on behalf of EQV Operating, or any third party on behalf of EQV Operating in suspense with respect to the Company’s business or to the Oil and Gas Properties and owed to third parties.

“EQV Parties” has the meaning set forth in the Preamble.

“EQV Party Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with or acquisition of, purchase of a material amount of the assets or equity of, consolidation or similar business combination with or other transaction that would constitute a Business Combination with or involving any EQV Party (or any Subsidiary of any EQV Party); provided that the Presidio Merger shall not be deemed an EQV Party Competing Transaction.

“EQV Party Transaction Expenses” means to the extent not paid as of the Closing:

(a) all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers (including any deferred underwriting discount), or other advisors, service providers or Representatives), including financial advisor and brokerage fees and commissions, incurred or payable by the EQV Parties, Presidio or the Sponsor (and, for the avoidance of doubt, not by the Company or the Company Unitholder) through the Closing in connection with the preparation of the financial statements in connection with the filings required in connection with the Transactions, the negotiation and preparation of this Agreement and the Ancillary Agreements and the consummation of the Transactions or in connection with EQV Parties’ pursuit of the Merger, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with;

(b) all fees, costs and expenses incurred in connection with the Transactions paid or payable to the Transfer Agent; and

(c) all Transfer Taxes borne by the EQV Parties pursuant to Section 7.1(b).

“EQV Preferred Shares” has the meaning set forth in Section 4.3.

“EQV Private Placement Agreement” means that certain Private Placement Purchase Agreement, dated August 6, 2021, by and between EQV and the Sponsor.

“EQV Private Warrants” means those certain whole non-redeemable warrants to purchase EQV Class A Shares that were issued by EQV in a private placement to the Sponsor and certain other purchasers at the time of the consummation of the initial public offering of EQV, with each whole warrant exercisable for one EQV Class A Share at an exercise price of $11.50 as contemplated under the EQV Private Placement Agreement.

“EQV Public Securities” means the issued and outstanding EQV Class A Shares and EQV Public Warrants.

“EQV Public Warrant Agreement” means that certain Warrant Agreement, dated August 6, 2024, between EQV and the Transfer Agent as it may be amended and/or restated from time to time in accordance with its terms.

“EQV Public Warrants” means those certain whole redeemable warrants to purchase EQV Class A Shares, with each whole warrant exercisable for one EQV Class A Share at an exercise price of $11.50 as contemplated under the EQV Public Warrant Agreement.

“EQV Record Date” has the meaning set forth in Section 6.8(c).

“EQV Required Vote” means the approval by the affirmative vote of the holders of the requisite number of EQV Shares entitled to vote thereon, whether in person or by proxy at the EQV Special Meeting (or any adjournment thereof), in accordance with the EQV Governing Documents and applicable Law, of each of the following, in addition to any other matters set forth in the BCA: (a) the adoption and approval of the BCA, the Presidio Transactions, and the Transactions requiring approval of holders of EQV Shares, (b) the approval of the issuance of Purchaser Shares, including any Purchaser Shares to be issued in connection with the Presidio Transactions and the Transactions, (c) the Domestication, (d) the adoption and approval of the Purchaser Charter, (e) the appointment of directors to the board of Purchaser and (f) the approval of any other matters reasonably agreed by EQV and Presidio to be necessary or appropriate in connection with the Presidio Transactions and the Transactions.

“EQV Resources Partners” has the meaning set forth in the Recitals.

“EQV SEC Documents” has the meaning set forth in Section 4.13.

“EQV Securities” has the meaning set forth in Section 4.3.

“EQV Shares” means, collectively, EQV Class A Shares and EQV Class B Shares, in each case, as issued and outstanding pursuant to the terms of the EQV Governing Documents.

“EQV Special Meeting” means an extraordinary general meeting of the holders of EQV Shares to be held for the purpose of voting on whether to approve the EQV Stockholder Voting Matters.

“EQV Stockholder Voting Matters” means, collectively, proposals to approve, by Ordinary Resolution (a) the adoption and approval of this agreement, the BCA, the Transactions, and the Presidio Transactions, and (b) the approval of the issuance of Purchaser Shares in connection with the Transactions and the Presidio Transactions.

“EQV Stockholders” means the holders of EQV Shares.

“EQV Warrants” means, collectively, the EQV Private Warrants and the EQV Public Warrants.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with the Company, is (or at a relevant time has been or would be) considered a single employer under Section 414 of the Code.

“Ex-Im Laws” means export, controls, import, deemed export, reexport, transfer, and retransfer controls, including those contained in the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Execution Date” has the meaning set forth in the Preamble.

“Excluded Assets” means (a) any undeveloped acreage with respect to the Company’s Cherokee rights located in the Counties of Gray, Hansford, Hemphill, Lipscomb, Moore, Ochiltree, Roberts and Wheeler, Texas, including all rights in connection therewith, and (b) the Non-Oil and Gas Equipment.

“Excluded Liabilities” means all Liabilities arising out of or related to the Excluded Assets, whether arising before, on or after the Closing Date.

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fraud” means a knowing and intentional fraud committed by a Party in the making of a representation or warranty expressly set forth in this Agreement or any Ancillary Agreement or as affirmed in any certificate delivered pursuant hereto or thereto, as applicable; provided that (a) such representation or warranty was false or inaccurate at the time such representation or warranty was made or affirmed, (b) the Party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge) that such representation or warranty was false or inaccurate when made, (c) such Party had the specific intent to induce such other Party to act, or refrain from acting, or otherwise rely on such knowing and intentional misrepresentation (including entering into this Agreement or consummating the Transactions, as applicable) and (d) the other Party actually and reasonably relied upon such representation and warranty to its detriment. For the avoidance of doubt, (x) the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness and (y) only the Party to this Agreement who committed a Fraud shall be responsible for such Fraud and only the Party alleged to have suffered from such Fraud shall be able to make such claim.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good and Defensible Title” has the meaning set for in Section 3.8(a).

“Governing Documents” means (a) in the case of a corporation or exempted company, its certificate of incorporation (or analogous document) and bylaws or memorandum and articles of association, in each case, as amended and/or restated from time to time (as applicable), (b) in the case of a limited liability company, its certificate of formation or registration (or analogous document) and limited liability company operating agreement or limited liability company agreement, in each case, as amended and/or restated from time to time, or (c) in the case of a Person other than a corporation, exempted company or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any federal, state, provincial, municipal or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or arbitral body (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Substance(s)” means (a) those substances, chemicals, wastes or materials regulated, listed, defined or classified as hazardous or toxic or as a pollutant or contaminant, or for which standards of conduct or liability are imposed, under Environmental Laws, including the following United States federal statutes and their state counterparts, and all regulations promulgated thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (b) petroleum and petroleum byproducts, and (c) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos, urea formaldehyde foam and radioactive materials.

“Hedge Contract” means any swap, forward, future, cap, floor, collar or other similar agreement or arrangement entered into for the purpose of hedging the Company’s exposure to fluctuations in the interest rates, currencies or the price of commodities in their operations and not for speculative purposes.

“Hydrocarbons” means oil, gas and other hydrocarbons produced or processed in association therewith, or any combination thereof, including all crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons.

“Imbalances” means (a) any marketing imbalance between (x) the quantity of Hydrocarbons attributable to the Oil and Gas Properties required to be delivered by the Company under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and (y) the quantity of Hydrocarbons attributable to the Oil and Gas Properties actually delivered by the Company pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility and (b) any imbalance at the wellhead between (x) the amount of Hydrocarbons produced from a Well and allocable to the interests of the Company therein and (y) the shares of production from the relevant Well to which the Company is entitled, together with any appurtenant rights and obligations concerning future in kind or cash balancing at the wellhead.

“Improvements” has the meaning set forth in Section 3.7(b).

“Indemnified Parties” has the meaning set forth in Section 9.3(a).

“Indemnitor” has the meaning set forth in Section 9.3(a).

“Insurance Policies” has the meaning set forth in Section 3.24(a).

“Intellectual Property” means rights in all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisions, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, Internet domain names, social media identifiers and other indicia of origin, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all works of authorship, copyrightable works, all copyrights (including rights in software) and rights in databases, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and other confidential information, including ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, databases and collection of data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals (“Trade Secret”) and (e) all other intellectual property or proprietary rights of any kind or description.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Interested Party” means the Company Unitholder, and any of its directors, executive officers or Affiliates (other than the Company).

“Internal Controls” has the meaning set forth in Section 3.4(c).

“IRS” has the meaning set forth in Section 3.23(a).

“IT Systems” means all software, computer hardware (including hardware, firmware, middleware, peripherals, communication equipment and links, storage media, networks, networking equipment, power supplies and any other components used in conjunction with such), servers, data processing systems, data communication lines, routers, hubs, switches, databases and all other information technology equipment, and related documentation, in each case, owned, or controlled by or on behalf of, or otherwise provided under contract to, the Company or EQV Operating (as it relates to the Company) and used in the operation of their businesses.

“JOBS Act” has the meaning set forth in Section 6.2(b).

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company,” “to the Company’s Knowledge” or phrases of similar import means the actual knowledge of any of Jerome Silvey, III, Andrew Mckinley, Mickey Raney, Danny Murray, or Grant Raney, and (b) as used in the phrase “to the Knowledge of any EQV Party” or phrases of similar import means the actual knowledge of Jerome Silvey, III, Andrew Mckinley, Mickey Raney, Danny Murray, or Grant Raney.

“Latest Balance Sheet Date” means March 31, 2025.

“Laws” means all laws, common law, acts, statutes, constitutions, ordinances, codes, rules, regulations, rulings and any Orders.

“Leased Real Property” means all leasehold or subleasehold estates to use or occupy any land, buildings, structures, improvements, fixtures, appurtenant easements or other interest in real property held by the Company, excluding the Oil and Gas Properties and leasehold and subleasehold estates held by EQV Operating.

“Leases” means all leases, subleases, or licenses pursuant to which the Company holds any Leased Real Property (along with all amendments, extensions, modifications, guaranties, supplements and other agreements with respect thereto) but excluding all Permits and leases, subleases, or licenses estates held by EQV Operating.

“Liability” or “Liabilities” means any and all debts, liabilities, guarantees, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or not accrued, direct or indirect, due or to become due or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, deeds of trust, hypothecations, claims, encumbrances, options, charges, pledges, trust deeds, title or survey defects, options, rights of refusal, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“LLCA Amendment and Restatement” has the meaning set forth in Section 2.1(d).

“Lookback Date” means the date which is three years prior to the Execution Date.

“Losses” has the meaning set forth in Section 9.3(a).

“Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect upon (a) the business, results of operations or financial condition of the Company, or (b) the ability of the Company to perform its obligations and to consummate the Transactions; provided, however, that, with respect to the foregoing clause (a), none of the following will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are generally applicable to the regions, industries or markets in which the Company operates, including changes affecting the oil and gas exploration and production industry in the geographic areas or markets in which the Company operates; (ii) changes in Law (including Environmental Laws) or GAAP or the interpretation thereof, in each case effected after the Execution Date; (iii) any failure of the Company to achieve any internal or published projections, forecasts, estimates, predictions or budgets prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent otherwise permitted to be taken into account); (iv) changes that are the result of economic factors affecting the national, regional or world economy or banking, credit, financial, securities or capital markets (including any changes in interest or exchange rates, suspension of trading in, or limitation on prices for, any security, market index or commodity or any disruption of such markets) or any change or disruption in markets for, or prices of Hydrocarbons or other commodities or supplies; (v) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire, or any effects of weather (including any impact on customer use patterns), geological or meteorological events or other natural disaster or act of God; (vi) any change in general regulatory or political conditions in any jurisdiction in which the Company conducts business; (vii) any trade disputes or the imposition, repeal, modification or alteration of, or any proposal, threat or announcement with respect to, any import or export restriction, tariff, duty, border adjustment tax, customs valuation methodology, trade remedy measure (including, without limitation, antidumping, countervailing duty or safeguard action), quota, sanction, embargo or other trade restrictions, whether unilateral, bilateral, plurilateral or multilateral in nature, and whether implemented or threatened by the United States, any foreign sovereign or any supranational body, including any retaliation, countermeasure or responsive action (formal or informal) by any Governmental Entity or regional trade block in respect of, or in response to the foregoing; (viii) any geopolitical conditions, outbreak, commencement or escalation of hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions, including the engagement by the United States or any other state or non-state actor in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (ix) natural declines in well performance or any reclassification or recalculation of reserves in the Ordinary Course of Business; (x) any consequences arising from any action: (A) taken by a Party and that is expressly required or permitted by this Agreement (other than the Company’s compliance with Section 5.1(a)) or (B) taken by the Company at the express direction or with the written consent of Presidio or any of its Affiliates; (xi) epidemics, pandemics, disease outbreaks, or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak; or (xii) effects, events, changes, occurrences or circumstances resulting from the announcement, existence, pendency, negotiation or consummation of, this Agreement or the Transactions or the identity of the EQV Parties, Presidio or their respective Affiliates, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, contractors, lenders, suppliers, vendors, business partners, licensors, licensees, payor or other third parties related thereto; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (ii), (iv), (v), (vi), and (vii) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Company relative to other comparable entities operating in the industries or markets in which the Company operates.

“Material Contract” has the meaning set forth in Section 3.17(a).

“Material Leases” has the meaning set forth in Section 3.7(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Interests” means the limited liability company interests of Merger Sub.

“Merger Sub Written Consent” means that certain action by written consent approving this Agreement, the Merger and the other Transactions, executed by the requisite approving parties of Merger Sub, whose approval is necessary to approve the same, in each case, in accordance with the Governing Documents of Merger Sub and applicable Law.

“Non-Oil and Gas Equipment” has the meaning set forth in the definition of “Oil and Gas Equipment.”

“Non-Party Affiliate” has the meaning set forth in Section 10.14.

“OFAC” has the meaning set forth in the definition of “Sanctions.”

“Oil and Gas Equipment” means all interests in tangible personal property including machinery, fixtures, inventory, equipment (including Well equipment and machinery), production, completion, injection, rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, gathering, treating, compression, transmission and/or handling systems, storage terminals and storage facilities, produced and fresh water pipelines, recycling and disposal systems and other tangible personal property of the Company, whether or not located on the Oil and Gas Leases or Units or used in connection with the other Oil and Gas Properties; provided, that the term “Oil and Gas Equipment” shall not include the equipment and personal property of EQV Operating, which includes those items set forth on Schedule 1.1(b) (such equipment and personal property, the “Non-Oil and Gas Equipment”).

“Oil and Gas Leases” means (a) all leases, subleases, licenses or other occupancy or similar agreements under which a Person leases, subleases or licenses or otherwise acquires or obtains rights in and to Hydrocarbons and (b) all overriding royalty interests, production payments and other rights in and to Production Burdens, in each case, that are owned by the Company; provided, however, for the avoidance of doubt, Oil and Gas Leases shall not include the Excluded Assets.

“Oil and Gas Properties” means (a) all direct or indirect interests in and right of the Company with respect to Hydrocarbons, minerals, water or storage of such said interests and similar properties of any kind and nature, including (i) any Oil and Gas Leases, and the interests in the lands covered thereby or included in any units with which the Oil and Gas Leases may have been pooled, communitized or unitized (“Units”), (ii) working, leasehold and mineral interests estates and operating rights, Production Burdens and other non-working interests and non-operating interests (including all rights and interests derived from Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), mineral fee interests, reversionary interests, back-in interests, reservations and concessions, (b) all Wells located or injecting on or producing from such interests and properties described in clause (a), including those set forth on the Company Reserve Report, and (c) all surface fee interests, surface rights, easements, surface use agreements, rights-of-way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons; provided, however, for the avoidance of doubt, that Oil and Gas Properties shall not include the Excluded Assets.

“Operated Oil and Gas Properties” means the Oil and Gas Properties of the Company that are operated by EQV Operating on behalf of the Company.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree, ruling or award entered by or with any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, any action taken by such Person in the ordinary course of business consistent with past practice.

“Ordinary Resolution” has the meaning given to that term in the EQV Governing Documents.

“Outside Date” has the meaning set forth in Section 9.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.

“Party/Parties” has the meaning set forth in the Preamble.

“Payoff Letter” has the meaning set forth in Section 2.3(g).

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” has the meaning set forth in Section 3.25.

“Permitted Liens” means (a) such defects or imperfections of title, easements, encumbrances, Liens, or restrictions (in each case, other than those securing indebtedness) that do not and would not reasonably be expected to, individually or in the aggregate, materially impair the current operation, use or marketability of the Company’s assets, including its Oil and Gas Properties that are subject thereto, (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the Ordinary Course of Business, or deposits to obtain the release of such Liens, for amounts that are not yet due and payable, or that are being contested in good faith by appropriate Proceedings, and, in each case for which appropriate accruals or reserves have been made in accordance with GAAP, (c) statutory Liens for Taxes not yet due and payable, or which are being contested in good faith through appropriate Proceedings and, in each case for which appropriate accruals or reserves have been made in accordance with GAAP, (d) zoning, entitlement, conservation restriction and other land use and Environmental Laws or Orders promulgated by Governmental Entities which do not materially interfere with the current use or marketability of the Oil and Gas Properties that are subject thereto, (e) to the extent not applicable to the Transactions or otherwise waived by the holder thereof, consent rights, preferential purchase rights, rights of first or last offer, negotiation or refusal, purchase options and similar rights in joint operating agreements, participation agreements or other Contracts, (f) non-exclusive licenses (or sublicenses) of Owned Intellectual Property granted in the Ordinary Course of Business, (g) with respect to Leased Real Property, (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord Liens and (ii) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, in the case of (i) which do not materially impair the use or occupancy of the Leased Real Property related thereto in the operation or use of the property or asset affected, (h) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (i) contractual Liens arising in the Ordinary Course of Business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas industry and are for claims that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, in each case, other than those securing indebtedness and that otherwise are customarily granted in the oil and gas industry and do not materially interfere with the operation, use or marketability of the Oil and Gas Property affected thereby; provided that such Lien does not materially impair the use of the property covered by such Lien for the purposes for which such property is held or materially impair the value of the property subject thereto, (j) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights of record in respect of surface operations and easements for pipelines, power lines, utilities, streets, railways and other easements and rights-of-way on, over or in respect of any of the Oil and Gas Properties that are customarily granted in the oil and gas industry and do not materially interfere with the operation, use or marketability of the Oil and Gas Property affected thereby, (k) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the Ordinary Course of Business, (l) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business, (m) Liens arising under this Agreement or any Ancillary Agreement, (n) Liens identified in the Financial Statements, (o) Securities Liens, (p) Liens described on Schedule 1.1(c) and (q) Liens that will be released on or before the Closing Date.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, exempted company, limited liability company, entity or Governmental Entity.

“Personal Information” means all data or information that (a) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household or device or (b) is defined as “personal information,” “personal data” or similar terms under applicable Laws, privacy policies or contractual obligations.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Presidio” has the meaning set forth in the Preamble.

“Presidio Merger” has the meaning set forth in the Recitals.

“Presidio Merger Sub” has the meaning set forth in the Recitals.

“Presidio Petroleum” means Presidio Petroleum LLC, a Delaware limited liability company and subsidiary of Presidio.

“Presidio Transactions” has the meaning set forth in the Recitals.

“Proceeding” means any action, claim, suit, charge, cause of action, petition, litigation, complaint, investigation, audit, examination, assessment, notice of violation, citation, grievance, arbitration, mediation, demand, inquiry or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Production Burdens” means any royalties (including lessor’s royalties), overriding royalties, production payments, net profit interests or other burdens upon, measured by or payable out of Hydrocarbon production.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Bylaws” has the meaning set forth in the Recitals.

“Purchaser Charter” has the meaning set forth in the Recitals.

“Purchaser Class A Shares” means the shares of Class A common stock, par value $0.0001 per share of the Purchaser following the adoption of the Purchaser Charter.

“Purchaser Class B Shares” means the shares of Class B common stock, par value $0.0001 per share of the Purchaser following the adoption of the Purchaser Charter.

“Purchaser Governing Documents” means the Purchaser Charter and the Purchaser Bylaws.

“Purchaser Interests” means one hundred percent (100%) of the issued and outstanding Equity Interests of Purchaser as of immediately prior to Closing (before giving effect to the Purchaser Merger and the Purchaser Charter).

“Purchaser Merger” has the meaning set forth in the Recitals.

“Purchaser Merger Sub” has the meaning set forth in the Recitals.

“Purchaser Securities” means the Purchaser Class A Shares, the Purchaser Class B Shares, the EQV Public Warrants (solely after giving effect to the assumption thereof by Purchaser in connection with the closing of the Presidio Transactions), the EQV Private Warrants (solely after giving effect to the assumption thereof by Purchaser in connection with the closing of the Presidio Transactions), the Purchaser Series A Preferred Shares and the Purchaser Series A Investor Warrants.

“Purchaser Series A Preferred Shares” has the meaning set forth in the BCA under “ParentCo Series A Preferred Shares”.

“Purchaser Series A Investor Warrants” has the meaning set forth in the BCA under “ParentCo Series A Investor Warrants”.

“Purchaser Shares” means the Purchaser Class A Shares and the Purchaser Class B Shares.

“Purchaser Written Consent” means that certain action by written consent approving this Agreement, the Merger and the other Transactions, executed by the requisite approving parties of Purchaser, whose approval is necessary to approve the same, in each case, in accordance with the Governing Documents of Purchaser and applicable Law.

“Records” means originals (if available, and otherwise copies) and copies in digital form (if available) of all of the books, files, records, information and data, whether written or electronically stored, to the extent relating to the Oil and Gas Properties, maintained or otherwise in the possession or control of the Company or its Affiliates (including, for the avoidance of doubt, in the possession or control of EQV Operating, but excluding any files, records, information or data to the extent pertaining to the Excluded Assets), including (a) land and title records (including division order files, prospect information and files, maps, lease records, title commitments, abstracts of title, property ownership reports, title opinions and title curative documents), (b) contract files (including Contracts and Oil and Gas Leases that constitute part of the Oil and Gas Properties), (c) correspondence, (d) operations records, including open hole and cased hole logs, cores or core analyses, seismic data and reports, (e) environmental and safety information and records, third-party licenses, engineering data and reports, (f) production, tax log books, Tax, accounting records, and operating data, and (g) projection data, injection profiles, projection and injection records, facility and well records.

“Registration and Stockholders’ Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement/Proxy Statement” has the meaning set forth in Section 3.19.

“Representatives” means, with respect to any Person, the officers, directors, managers, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers, engineers and other advisors or consultants) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Sanctioned Country” means any country or region that is, or has been since April 24, 2019, the subject or target of a comprehensive embargo under Sanctions (including, Cuba, Iran, North Korea, Venezuela, Syria, and the Crimea region and the so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine), or the government of Venezuela.

“Sanctioned Person” means any Person that is: (a) listed on any list of individuals and/or entities with which the Sanctions restrict or prohibit dealings, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions, (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a), or (c) organized, resident or located in a Sanctioned Country.

“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, or the European Union.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange” means the New York Stock Exchange or any successor thereof, or the Nasdaq Stock Market or any successor thereof, or other exchange registered with the SEC under Section 6(a) of the Exchange Act, or an exchange to be mutually agreed by the EQV Parties (as defined in the BCA) and Presidio.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Exchange Listing Application” has the meaning set forth in Section 6.3.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents and any stockholder agreements, voting agreements or similar agreements relating to the Equity Interests of the Company.

“Security Breach” means any breach of security of, or other unauthorized access to, the IT Systems or any other incident resulting in the unauthorized use, access, destruction, loss, alteration, acquisition, exfiltration or disclosure of any Personal Information or other data of the Company.

“Sherman Act” means the Sherman Antitrust Act of 1890.

“Signing Form 8-K” has the meaning set forth in Section 6.8(b).

“Signing Press Release” has the meaning set forth in Section 6.8(b).

“Specified BCA Transfers” means, collectively, the Purchaser Merger, the PIPE Investment (as defined in the BCA), the Series A Preferred Investment (as defined in the BCA), the ParentCo Class B Purchase (as defined in the BCA), and the ParentCo Class A Contribution (as defined in the BCA).

“Sponsor” means EQV Ventures Sponsor LLC.

“Sponsor Related Person Transactions” has the meaning set forth in Section 4.17.

“Stock Exchange” means the New York Stock Exchange.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Surviving Company” has the meaning set forth in Section 2.1(b).

“Tax” or “Taxes” means (a) all net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), unclaimed property, escheat, sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, capital, estimated, goods and services, fuel, registration, recording, environmental or other taxes, or other assessments, duties or similar charges in the nature of tax, including all interest, penalties and additions imposed with respect to (or in lieu of) the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, (b) any Liability for, or in respect of the payment of, any amount of a type described in clause (a) of this definition as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of any Law) or being a member of an affiliated, combined, consolidated, unitary, aggregate or other group for Tax purposes and (c) any Liability for, or in respect of the payment of, any amount described in clause (a) or (b) of this definition as a transferee or successor, by contract, or by operation of Law.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns, elections, voluntary disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any tax sharing, tax allocation, tax indemnification arrangement or similar Contract (including any provision of a Contract) pursuant to which the Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings; in each case, other than any arrangement or other Contract (including any provision in such arrangement or Contract) entered into in the Ordinary Course of Business and the principal purpose of which is not related to Tax.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Third Party Claim” has the meaning set forth in Section 9.3(b).

“Trade Controls” has the meaning set forth in Section 3.29(a).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Expenses” means the EQV Party Transaction Expenses and the Company Transaction Expenses.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Transfer Taxes” has the meaning set forth in Section 7.1(b).

“Transition Services Agreement” means the transition services agreement to be entered into at Closing by and among Presidio and EQV Operating substantially in the form attached hereto as Exhibit D, subject to Section 6.19.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“Trust Account” means the trust account established by EQV pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of August 6, 2024, by and between EQV and Trustee.

“Trust Amount” has the meaning set forth in Section 4.12.

“Trust Distributions” has the meaning set forth in Section 10.9.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unaudited Balance Sheet” has the meaning set forth in Section 3.4(a)(ii).

“Unaudited Financial Statements” has the meaning set forth in Section 3.4(a)(ii).

“Units” is defined in the definition of “Oil and Gas Properties.”

“Waiving Parties” has the meaning set forth in Section 10.16(a).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any analogous applicable Law.

“Wells” means all Hydrocarbon wells, CO2 wells, freshwater, saltwater disposal wells, monitoring wells, injection wells and storage wells, whether producing or not producing, operating, plugged and abandoned, shut-in or temporarily abandoned, located on any real property associated with any of the Oil and Gas Properties.

Article II
THE MERGER; CLOSING

Section 2.1 Closing Transactions; Merger.

(a) Closing. The closing of the Transactions (the “Closing”) shall take place by conference call and by exchange of signature pages by email or other electronic transmission at 9:00 a.m. Eastern Time on (i) the fourth Business Day after the conditions set forth in Article VIII have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or (ii) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

(b) Merger; Effective Time. Upon the terms and subject to the conditions set forth herein, immediately following the closing of the Presidio Transactions, and in accordance with the DLLCA, on the Closing Date, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate legal existence of Merger Sub shall cease, and the Company shall continue as the surviving company (sometimes referred to, in such capacity, as the “Surviving Company”). On the Closing Date, the Parties shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit E, with the Secretary of State of the State of Delaware (the “Certificate of Merger”), in such form as required by, and executed in accordance with, Section 18-209 of the DLLCA, as applicable (the date and time of the filing with the Secretary of State of the State of Delaware, or, if another later date and time is specified in such filing, such specified later date and time, being the “Effective Time”).

(c) Effect of the Merger; Treatment of Equity Securities.

(i) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Purchaser and Merger Sub Governing Documents, the Company Governing Documents and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, assets, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Company. In addition, at the Effective Time, by virtue of the Merger and without any action on the part of any Party, all of the Merger Sub Interests shall be cancelled for no consideration, shall cease to exist and shall no longer be outstanding and shall be converted into all of the limited liability company interests in the Company, and Purchaser shall be admitted as a member of the Company and shall continue the Company without dissolution.

(ii) Company Equity Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party, all the Company Equity Interests that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Equity Interests (as defined below)) shall, at the Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into (and upon such conversion pursuant to this Section 2.1(c)(ii) shall have no further rights with respect thereto) the right to receive 3,422,260 Purchaser Class A Shares. Each member of the Company immediately prior to the Effective Time shall, at the Effective Time and without any action on the part of any Person, cease to be a member of the Company. The Purchaser Class A Shares payable with respect to the Company Equity Interests will continue to have, and be subject to, the same terms and conditions (including vesting conditions) relating thereto as in effect immediately prior to the Effective Time.

(iii) Equity Interests Held in Treasury or Owned. At the Effective Time, by virtue of the Merger and without any action on the part of any Party, any Company Equity Interests that are held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto (any such limited liability company interests or other Equity Interests, “Cancelled Equity Interests”). At the Effective Time, the Company shall have taken all actions necessary to effectuate this Section 2.1(c)(iii) in accordance with the Company LLCA.

(d) Company Certificate of Formation and Company LLCA Amendment and Restatement. At the Effective Time, the certificate of formation of the Company shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with applicable law. During the Pre-Closing Period, by virtue of the Merger, the Company LLCA shall be amended and restated in form and substance reasonably acceptable to EQV and Presidio and shall thereafter be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law (the “LLCA Amendment and Restatement”).

(e) Directors and Officers. Immediately following the Closing, Purchaser, as sole member of the Surviving Company, shall appoint the officers of the Surviving Company, to be effective immediately after the Closing, each to hold office in accordance with the LLCA Amendment and Restatement. The Surviving Company shall be member managed, and in connection with the LLCA Amendment and Restatement, Purchaser shall be admitted as the sole member and the managing member of the Company pursuant to the terms of the LLCA Amendment and Restatement.

Section 2.2 Merger Consideration; Other Closing Date Payments.

(a) Payment of the Merger Consideration. At the Effective Time, Purchaser shall cause the Transfer Agent to issue to the Company Unitholder, as of the Effective Time, evidence of book-entry shares representing the whole number of Purchaser Class A Shares to which the Company Unitholder is entitled, as applicable, pursuant to Section 2.1(c)(ii), to receive in respect of the Company Equity Interests held by the Company Unitholder.

(b) Payment of Other Closing Date Payments. On the Closing Date, immediately after the Effective Time: (i) Purchaser shall pay or cause to be paid, on behalf of the Company, to such accounts designated in the Payoff Letter, the amounts set forth in the Payoff Letter by wire transfer of immediately available funds and (ii) on the terms and subject to the conditions set forth herein, Purchaser or its Subsidiaries shall be responsible for, and shall pay or cause to be paid, the Transaction Expenses to the accounts provided by the Parties, which account information and wire instructions therefor shall be made available at least two Business Days prior to the Closing Date.

Section 2.3 Company Closing Deliveries. At the Closing, the Company shall deliver, or shall cause to be delivered, the following:

(a) to Purchaser and Presidio, a duly executed counterpart from the Company Unitholder to the Registration and Stockholders’ Rights Agreement;

(b) to Purchaser and Presidio, a duly executed copy of the Certificate of Merger;

(c) to Purchaser and Presidio, written resignations, effective as of the Closing, of all the officers of the Company;

(d) to Purchaser and Presidio, a properly completed IRS Form W-9, duly executed by the Company (or, if the Company is a disregarded entity for federal income tax purposes, its regarded parent);

(e) to Purchaser and Presidio, evidence of the termination of the Affiliated Transactions required to be terminated pursuant to Section 6.11;

(f) to Purchaser and Presidio, a duly executed Company Bring-Down Certificate from an authorized Person of the Company;

(g) to Purchaser and Presidio, (A) a “payoff letter” or similar document (the “Payoff Letter”), in customary form and substance reasonably satisfactory to Purchaser and Presidio, duly executed by the Company and each of the applicable creditors party to the Cibolo Loan, specifying (1) the amounts required to pay off in full at the Closing all Company Indebtedness owed by the Company pursuant to the Cibolo Loan (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment, and (2) the written commitment of each creditor party to the Cibolo Loan to release all Liens, if any, which such party may hold on any of the assets of the Company on the Closing Date, and (B) authorizing the filing of all termination statements, Lien releases, re-assignments of trademarks, discharges of security interests and other similar discharge or release documents (in recordable form, if applicable) as are reasonably necessary to release as of record all Liens securing any Company Indebtedness pursuant to the Cibolo Loan;

(h) to Purchaser and Presidio, evidence, in form and substance reasonably satisfactory to Purchaser and Presidio, of the assignment and transfer by the Company of the Excluded Assets and Excluded Liabilities;

(i) to Purchaser and Presidio, a duly executed counterpart from the Company and EQV Operating of the Transition Services Agreement; and

(j) subject to the limitations on the Company’s obligations set forth in Section 6.7, to Purchaser and Presidio, to the extent required under any Law or Governmental Entity, Company shall (and shall cause EQV Operating to) cause to be delivered state change of operator forms designating Presidio Petroleum as the operator of the Operated Oil and Gas Properties currently operated by EQV Operating, together with such other forms and documents as may be required to be delivered pursuant to Section 6.7; and

(k) to Purchaser and Presidio, the EQV Assignment, duly executed by the Company and EQV Operating.

Section 2.4 EQV Party Deliveries. At Closing, the EQV Parties shall deliver, or shall cause to be delivered, the following:

(a) to the Company Unitholder, evidence of the issuance of the whole Purchaser Class A Shares in book-entry form and not certificated, issuable to the Company Unitholder in respect of the Company Equity Interests held by the Company Unitholder pursuant to the Merger;

(b) to the Company, a duly executed LLCA Amendment and Restatement;

(c) to the Company Unitholder, a duly executed counterpart from the applicable EQV Parties to the Registration and Stockholders’ Rights Agreement;

(d) to the Company, a duly executed EQV Bring-Down Certificate from an authorized Person of the EQV Parties;

(e) to the Company, evidence of payment pursuant to the Payoff Letter;

(f) to the Company, a duly executed counterpart from the applicable EQV Parties of the Transition Services Agreement; and

(g) to the Company, to the extent required under any Law or Governmental Entity, Presidio shall cause to be delivered state change of operator forms designating Presidio Petroleum as the operator of the Operated Oil and Gas Properties currently operated by EQV Operating, together with such other forms and documents as may be required to be delivered pursuant to Section 6.7.

Section 2.5 Withholding and Wage Payments.

(a) The EQV Parties and the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Laws, and, to the extent such withheld amounts are remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding were made.

(b) Notwithstanding the foregoing, to the extent that any amount payable pursuant to this Agreement is being paid to any employee or similar Person of the Company that constitutes “wages” or other relevant compensatory amount, such amount shall be deposited in the payroll account of the Company and the amounts due to such employee or similar Person (net of withholding) shall be paid to such Person pursuant to the next practicable scheduled payroll of the Company.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

As an inducement to each of the EQV Parties and Presidio to enter into this Agreement and consummate the Transactions, except as set forth in the Company Disclosure Schedules, the Company represents and warrants to each of the EQV Parties and Presidio as follows:

Section 3.1 Organization; Authority; Enforceability.

(a) The Company is a limited liability company formed under the Laws of the State of Delaware. The Company is duly formed, validly existing and in good standing under the Laws of the State of Delaware, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company.

(b) The Company has all the requisite corporate, limited liability company or other applicable power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted in all material respects.

(c) The Company is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or locations of its assets and/or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, be material to the Company.

(d) The Company is not in violation of any of its Governing Documents. The Company is not the subject of any bankruptcy, dissolution, liquidation, reorganization (other than internal reorganizations conducted in the Ordinary Course of Business or as contemplated in connection with the Transactions) or similar proceeding.

(e) Other than as set forth on Schedule 3.1(e) of the Company Disclosure Schedules, the Company has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the Transactions.

(f) Other than as set forth on Schedule 3.1(f) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Transactions by the Company has been duly authorized by all necessary limited liability company actions. This Agreement has been, and each of the Ancillary Agreements to which the Company will be a party will be, duly executed and delivered by the Company, assuming due authorizations, execution and delivery by the other parties hereto and thereto and are Enforceable against the Company.

Section 3.2 Non-contravention; Governmental Approvals. Except as set forth on Schedule 3.2 of the Company Disclosure Schedules, neither the execution and delivery of this Agreement or any Ancillary Agreement by the Company nor the consummation of the Transactions will (a) conflict with or result in any breach of any material provision of the Governing Documents of the Company; (b) other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, require any material filing with, or the obtaining of any material consent or approval of, any Governmental Entity; (c) result in a material breach of or a material default (or give rise to any right of termination, cancellation, or acceleration of material rights) under, any of the terms, conditions or provisions of any Material Contract or material Company Employee Benefit Plan (in each case, whether with or without the giving of notice, the passage of time or both); (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company; (e) cause the cancellation, invalidation, violation or forfeiture of any Permit or (f) except for violations which would not prevent or materially delay the consummation of the Transactions, violate in any material respect any Law, Order, or Lien applicable to the Company, excluding from the foregoing clauses (b), (c), (d), (e) and (f), such requirements, consents, approvals, violations, breaches, defaults, cancellations, invalidations, forfeitures or Liens which would not reasonably be expected to have a Material Adverse Effect.

Section 3.3 Capitalization.

(a) Schedule 3.3(a) of the Company Disclosure Schedules sets forth the Equity Interests of the Company (including the date of grant, number, class or series and threshold amount, vesting schedule and current vesting status (including any accelerated vesting terms), exercise price and any early exercise feature, and expiration date (each, as applicable) of such Equity Interests) and the record and beneficial ownership (including the name of any holder and percentage interests held thereby) thereof as of the Execution Date. The Equity Interests set forth on Schedule 3.3(a) of the Company Disclosure Schedules comprise all of the authorized capital stock, limited liability company interests or other Equity Interests of the Company that are issued and outstanding, in each case, as of the Execution Date.

(b) As of the Execution Date, except as set forth on Schedule 3.3(b) of the Company Disclosure Schedules or as contemplated by this Agreement or the Company LLCA:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights, phantom equity, stock appreciation, profit participation or other similar rights to which the Company is a party or that are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of, or that are measured by reference to, any of its Equity Interests (other than this Agreement);

(ii) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests, either of itself or of another Person;

(iii) the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of the Company Equity Interests;

(v) the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which the Company is a party in connection with the offer, sale, issuance or allotment of any of the Company Equity Interests; and

(vi) all recipients of Company Equity Interests that were subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) on the grant date have, to the Knowledge of the Company, filed timely and valid elections under Section 83(b) of the Code with respect to such Company Equity Interests.

(c) All of the Company Equity Interests set forth on Schedule 3.3(a) of the Company Disclosure Schedules have been duly authorized and validly issued, are free and clear of all Liens (other than Securities Liens), and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than Securities Liens and other than as set forth in the Governing Documents of the Company) or applicable Law. Neither the Company nor the Company Unitholder has, or has had, any record and/or beneficial ownership of EQV Equity Interests.

(d) The Company does not have any Subsidiaries.

Section 3.4 Financial Statements; No Undisclosed Liabilities.

(a) Attached as Schedule 3.4(a) of the Company Disclosure Schedules are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”):

(i) the audited balance sheet of the Company as of December 31, 2024 and December 31, 2023 and the related audited statements of operations, cash flows, financial condition and changes in members’ deficits for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (the “Audited Financial Statements”); and

(ii) the unaudited balance sheet of the Company as of the Latest Balance Sheet Date (the “Unaudited Balance Sheet”) and the related unaudited statements of operations, cash flows, financial condition and changes in members’ deficits for the three-month period then ended (collectively, together with the Unaudited Balance Sheet, the “Unaudited Financial Statements”).

(b) Except as set forth on Schedule 3.4(b) of the Company Disclosure Schedules, the Financial Statements (i) have been prepared from the books and records the Company; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto and subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments; and (iii) fairly present, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended, except in each of clauses (ii) and (iii): (w) as otherwise noted therein, (x) that the Unaudited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, (y) that the Audited Financial Statements and the Unaudited Financial Statements have not been prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB and (z) that the Unaudited Financial Statements do not include all year-end adjustments required by GAAP, in each case of clauses (x), (y) or (z), which are not expected to be material, individually or in the aggregate, in amount or effect. No representation or warranty hereunder is made with respect to any projections, forecasts or other forward-looking information set forth in the Financial Statements related to the Company.

(c) The books of account and other financial records of the Company have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects. The Company has devised and maintains a system of internal accounting policies and controls sufficient to provide reasonable assurances that (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) the transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference (collectively, “Internal Controls”).

(d) Since the Lookback Date, (i) neither the Company, nor, to the Knowledge of the Company, any director, manager, officer, employee, auditor or accountant of the Company, has received or otherwise had or obtained any knowledge of any written complaint, allegation, assertion or claim regarding the Company’s accounting or auditing practices, procedures, methodologies or methods or its internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of the Company.

(e) Except as set forth on Schedule 3.4(e) of the Company Disclosure Schedules, the Company does not have any Liabilities of any nature whatsoever in excess of $25,000 that would be required to be reflected on an Unaudited Financial Statement prepared in accordance with GAAP, except (i) Liabilities reflected in or reserved against in the Financial Statements or identified in the notes thereto; (ii) Liabilities which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which results from or was caused by any breach of Contract or infringement, misappropriation or violation of Law by the Company); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder, other than those arising in compliance with Section 5.1; or (iv) for the Transaction Expenses, including fees, costs and expenses for advisors and Affiliates of the Company, including with respect to legal, accounting or other advisors incurred by the Company in connection with the Transactions.

(f) To the Company’s Knowledge, no employee of the Company, since the Lookback Date, has provided information to any Governmental Entity regarding the commission or possible commission of any crime or the violation of any applicable Law. Neither the Company, nor, to the Company’s Knowledge, any officer or employee of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(g) The Company does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Exchange Act.

Section 3.5 No Material Adverse Effect. Commencing on the Latest Balance Sheet Date through the Execution Date, there has been no Material Adverse Effect.

Section 3.6 Absence of Certain Developments. Since the Latest Balance Sheet Date, the Company has conducted its business in the Ordinary Course of Business in all material respects. Except as set forth on Schedule 3.6 of the Company Disclosure Schedules or as expressly contemplated by this Agreement or any Ancillary Agreement, from the Latest Balance Sheet Date through the Execution Date, the Company has not taken or omitted to be taken any action that would, if taken or omitted to be taken after the Execution Date, require the EQV Parties’ or Presidio’s consent in accordance with Section 5.1(b).

Section 3.7 Real Property.

(a) Schedule 3.7(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Leases with annual rental payments of over $25,000 (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for the Leased Real Property (such Leases, the “Material Leases”). Except as set forth on Schedule 3.7(a) of the Company Disclosure Schedules, with respect to each of the Material Leases: (i) the Company has not subleased, licensed or otherwise granted any right to use or occupy the Leased Real Property or any portion thereof to a third party (other than Permitted Liens); (ii) the Company’s possession and quiet enjoyment of the Leased Real Property under such Material Lease has not been disturbed in any manner that would materially affect the Company’s use of such Leased Real Property, and there are no material disputes with respect to such Material Lease; and (iii) except as set forth on Schedule 3.7(a) of the Company Disclosure Schedules, the Company has not collaterally assigned or granted any other security interest in such Material Lease or any interest therein. Other than the Oil and Gas Properties and except as set forth on Schedule 3.7(a) of the Company Disclosure Schedules, (x) the Company does not own fee title to any land and (y) except with respect to any leasehold and subleasehold estates held by EQV Operating described on Schedule 3.7(a)-1, the Leased Real Property identified in Schedule 3.7(a) of the Company Disclosure Schedules comprises all of the material real property used or intended to be used in, or otherwise related to, the business of the Company.

(b) Except as set forth on Schedule 3.7(b) of the Company Disclosure Schedules, to the Knowledge of the Company, the buildings, material building components, structural elements of the buildings, roofs, foundations, parking and loading areas, mechanical systems (including all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and fire/life safety systems) (collectively, the “Improvements”) included in the Leased Real Property and used by the Company in the operation of its business as currently conducted are, in all material respects, in good working condition and repair and sufficient for the operation of the business by the Company as currently conducted. The Company has not received written notice of (i) any condemnation, eminent domain or similar Proceedings affecting any parcel of Leased Real Property; (ii) any special assessment or pending improvement liens to be made by any Governmental Entity affecting any parcel of Leased Real Property; or (iii) violations of any building codes, zoning ordinances, governmental regulations or covenants or restrictions affecting any Leased Real Property that would reasonably be expected to materially impact the operation of the business by the Company as currently conducted. To the Knowledge of the Company, there are no recorded or unrecorded agreements, easements or encumbrances that materially interfere with the continued access to or operation of the business of the Company as currently conducted on the Leased Real Property. To the Knowledge of the Company, except as would not reasonably be expected to be material to the conduct of the business of the Company, each parcel of Leased Real Property has direct access to a public street adjoining the Leased Real Property, and such access is not dependent on any land or other real property interest which is not included in the Leased Real Property. To the Knowledge of the Company, none of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Leased Real Property.

Section 3.8 Oil and Gas Reserves.

(a) Except as would not reasonably be expected to be material and adverse to the Company, and except for property (i) sold or otherwise disposed of in the Ordinary Course of Business of the Company since the date of the reserve reports prepared by Cawley Gillespie & Associates, Inc. (the “Company Independent Petroleum Engineers”) as of December 31, 2024 relating to the Oil and Gas Properties referred to therein, copies of which are attached to Schedule 3.8(a) of the Company Disclosure Schedules (collectively, the “Company Reserve Report”), (ii) reflected in the Company Reserve Report as having been sold or otherwise disposed of, or (iii) permitted sales or dispositions after the Execution Date in accordance with Section 5.1, the Company has Good and Defensible Title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Report, free and clear of any Liens (other than Permitted Liens). The term “Good and Defensible Title” means that the Company’s title (that is either of record or in which the Company has contractual or statutory rights) (as of the date hereof, and as of the Closing) to all of the Oil and Gas Properties held or owned by it (or purported to be held or owned by it as reflected in the Company Reserve Report) and subject to Permitted Liens: (A) entitles Company to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in (or, if not shown, the net revenue interest used by the Company Independent Petroleum Engineers in the determination of the reserves shown in) the Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, except for (i) decreases in connection with those operations in which the Company or its successors or assigns may, from and after the date hereof and in accordance with the terms of this Agreement, elect to be a non-consenting co-owner, (ii) decreases resulting from the establishment or amendment, from and after the date of this Agreement, of pools or units in accordance with this Agreement, (iii) decreases required after the date hereof to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, or (iv) adjustments to such net revenue interest based upon payout or payment of any cost-recovery burden, (B) obligates the Company to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown in (or, if not shown, the working interest used by the Company Independent Petroleum Engineers in the determination of the reserves shown in) the Company Reserve Report for such Oil and Gas Properties (other than (i) increases resulting from contribution rights or requirements with respect to defaulting or non-consenting co-owners from and after the date hereof under the applicable operating, pooling, unitization or similar agreement, (ii) increases to the extent that such increases are accompanied by at least a proportionate increase in the net revenue interest of the Company, or (iii) adjustments to such working interest based upon payout or payment of any cost-recovery burden) and (C) is free and clear of all Liens (other than Permitted Liens).

(b) Except for any incompleteness or inaccuracy that has not had and would not be reasonably likely to result in, individually or in the aggregate, a material Liability to the Company, the factual, non-interpretive data supplied to the Company Independent Petroleum Engineers relating to the Oil and Gas Properties covered by the Company Reserve Report, by or on behalf of the Company that was material to such firm’s estimates of oil and gas reserves attributable to the Oil and Gas Properties of the Company in connection with the preparation of the Company Reserve Report was, as of the time provided, accurate in all material respects. Except as would not reasonably be expected, individually or in the aggregate, to have a material and adverse effect on the Company, the proved Hydrocarbon reserve estimates relating to the Oil and Gas Properties of the Company set forth in the Company Reserve Report fairly reflect, in all respects, the proved Hydrocarbon reserves of the Company at the dates indicated therein, as applied on a consistent basis throughout the periods reflected therein, it being understood that such projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in the Company Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Company does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, to the Company’s Knowledge, there have been no changes in respect of the matters addressed in the Company Reserve Report that have had or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.9 Oil and Gas Lease Matters. Except as has not had, individually or in the aggregate, a material and adverse effect on the Company:

(a) the Company has not received any written claim or notice that any (i) rentals, shut-ins or similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Property have not been properly and timely paid, and (ii) royalties, minimum royalties, overriding royalties or other Production Burdens with respect to any Oil and Gas Properties have not been timely and properly paid (other than with respect for items being held in suspense), in each case of clause (i) and (ii), in accordance with applicable Oil and Gas Leases, Contracts and Laws; and

(b) the Company (or, to the Company’s Knowledge, any third party operator) has not violated any provision of, or taken or failed to take any action that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned by the Company; and (c) as of the Execution Date, the Company has not received written notice from any other party to any Oil and Gas Lease that the Company is in material breach or default under such Oil and Gas Lease.

Section 3.10 Suspense Funds. As of the date hereof and except as set forth in Schedule 3.10 of the Company Disclosure Schedules, all material proceeds from the sale of Hydrocarbons produced from the Operated Oil and Gas Properties (and to the Company’s Knowledge, with respect to any other Oil and Gas Properties) are being received by the Company or EQV Operating (on behalf of the Company) in a timely manner consistent with historical practices and are not being held in suspense or otherwise being setoff or reduced, for any reason other than (i) awaiting preparation and approval of a division order or division order title opinions for recently drilled wells or (ii) as may be permitted by applicable Law, and (b) with respect to any such funds held in suspense, the Company or EQV Operating has properly accounted and accrued for any associated penalties and interest in respect of such funds as required by applicable Law.

Section 3.11 Outstanding Commitments. Except as set forth on Schedule 3.11 of the Company Disclosure Schedules, as of the Execution Date, there is no outstanding authorization for expenditure or similar request or invoice for funding or participation under any Contract which is binding on the Company or any Oil and Gas Properties and which the Company reasonably anticipates will individually require expenditures by the Company after the date hereof in excess of $75,000.

Section 3.12 Payments for Production. Except for any throughput deficiencies attributable to or arising out of any Imbalances, with respect to Operated Oil and Gas Properties, the Company is not obligated under any Contract containing a prepayment arrangement, make up right, a “take or pay”, advance payment or similar provision, or under any production payment or any other similar arrangement (other than gas balancing arrangements) to sell, gather, deliver, process or transport Hydrocarbons or proceeds from the sale thereof, attributable to the Oil and Gas Properties of such Person at some future time without then or thereafter receiving the full payment therefor.

Section 3.13 Payout Status. Except as set forth in Schedule 3.13 of the Company Disclosure Schedules (or as reflected in the “APO” or “BPO” interests in the Company Reserve Report), to the Company’s Knowledge, as of the Execution Date, no material operations are being conducted or have been conducted with respect to the Oil and Gas Leases and Wells of the Company as to which the Company has elected (or is deemed to have elected) to be a non-consenting party under the terms of the applicable operating agreement or other applicable agreement and with respect to which all of the Company’s rights have not yet reverted.

Section 3.14 Company Wells; Equipment.

(a) With respect to any Operated Oil and Gas Properties (and to the Company’s Knowledge, with respect to any other Oil and Gas Properties, except as would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect to the Company, as of the Execution Date, there is no Well included in the Oil and Gas Properties of the Company that is subject to any order from any Governmental Entity or for which written notice from any other third party has been delivered requiring that such Well be plugged and abandoned.

(b) Except as set forth on Schedule 3.14(b) of the Company Disclosure Schedules, all Wells operated by the Company or EQV Operating (on behalf of the Company) that were drilled and completed by the Company or EQV Operating (on behalf of the Company) have been drilled and completed, or are being drilled and completed, in all material respects, within the limits permitted by applicable Oil and Gas Leases, Material Contracts, Permits or Laws.

(c) With respect to the Operated Oil and Gas Properties (and to the Company’s Knowledge, with respect to any other Oil and Gas Properties), all of the material Oil and Gas Equipment is in a good state of repair and is adequate and sufficient to maintain normal operations consistent with past practices (ordinary wear and tear excepted).

(d) The Company or EQV Operating (on behalf of the Company) has such consents, easements, subsurface easements, rights-of-way, permits, permits, servitudes and licenses (collectively “Rights-of-Way”) as are necessary to conduct the Company’s business as it is presently conducted, except for such Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.15 Imbalances. Except as set forth in Schedule 3.15 of the Company Disclosure Schedules and as of the dates expressly set forth thereon, with respect to those Wells that are Operated Oil and Gas Properties, there are no material Imbalances attributable to such Wells.

Section 3.16 Tax Matters. Except as set forth on Schedule 3.16 of the Company Disclosure Schedules:

(a) All income and other material Tax Returns required to be filed by the Company have been timely filed pursuant to applicable Laws. All income and other material Tax Returns filed by the Company are true, complete and correct in all material respects and have been prepared in material compliance with all applicable Laws. The Company has timely paid all income and other material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return).

(b) The Company has properly withheld or collected and paid to the applicable Taxing Authority all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes, and has otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and payment of such Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Company does not file a particular type of Tax Return, or pay a particular type of Tax, that the Company may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been fully settled or resolved.

(d) There is no Tax audit or examination or any Proceeding now being conducted, pending or threatened in writing with respect to any Taxes or Tax Returns of the Company. The Company has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been fully resolved or settled. All deficiencies for Taxes asserted or assessed in writing against the Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn.

(e) Except for extensions resulting from the extension of the time to file any applicable Tax Return obtained in the Ordinary Course of Business, the Company has not agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. The Company is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Taxing Authority or other extension of time obtained in the Ordinary Course of Business) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Taxing Authority that relates to the Taxes or Tax Returns of the Company.

(f) The Company has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) The Company is (and has been since its formation) properly treated as a disregarded entity for U.S. federal and all applicable state and local income Tax purposes. No election has been made (or is pending) to change any such treatment.

(h) The Company will not be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date as a result of: (i) an installment sale transaction occurring prior to the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Laws); (ii) a disposition occurring prior to the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received or paid prior to the Closing or deferred revenue realized, accrued or received prior to the Closing; (iv) a change in method of accounting made with respect to a Pre-Closing Tax Period that occurs or was requested prior to the Closing (or as a result of an impermissible method used in a Pre-Closing Tax Period); (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Section 7121 of the Code) prior to the Closing; (vi) an election under Section 965 of the Code (or any similar provision of state, local, or non-U.S. Tax Laws); or (vii) any intercompany transaction occurring or any excess loss account existing on or prior to the Closing Date, in each case described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Laws).

(i) There is no Lien for Taxes on any of the assets of the Company or the Company Equity Interests, other than Permitted Liens.

(j) The Company has never been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is the Company). The Company has no liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Laws), successor liability, transferee liability, joint or several liability, by contract or by operation of Law or otherwise (other than any customary Tax sharing or indemnification provisions contained in any agreement entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes (e.g., leases, credit agreements or other commercial agreements)). The Company is not party to or bound by any Tax Sharing Agreement.

(k) Since the Latest Balance Sheet Date, the Company has not incurred any liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past practice.

(l) Neither the Company nor, to the Knowledge of the Company, the Company Unitholder (and, if the Company Unitholder is treated as a disregarded entity for federal income tax purposes, its regarded parent), has taken or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(m) None of the assets of the Company are deemed by agreement or applicable Law to be held by a partnership for federal income tax purposes for which a valid election under Treasury Regulation Section 1.761-2 to be excluded from the provisions of subchapter K of chapter 1 of the Code is not in effect.

(n) To the Knowledge of the Company, the Company Unitholder has no fixed plan or intention or a binding commitment to dispose of the Purchaser Class A Shares it will receive pursuant to the Merger.

Section 3.17 Contracts.

(a) Schedule 3.17(a) of the Company Disclosure Schedules lists the following types of Contracts, except for master services agreements, to which the Company is a party or bound (such Contracts, the “Material Contracts”), as of the Execution Date:

(i) any Contract (other than joint operating agreements, unit agreements, communitization, pooling agreements, division orders or similar agreements) that (A) can reasonably be expected to result in aggregate payments or aggregate receipt of revenues by the Company of more than $75,000 (net to the aggregate interest of the Company) during the current or any subsequent calendar year and (B) cannot be terminated without penalty on 60 days’ or less notice;

(ii) any Hydrocarbon or water (produced or fresh) purchase and sale, acreage dedication, volume commitment, storage, marketing, transportation, processing, gathering, treatment, separation, compression, balancing, fractionation, disposal, handling, or similar Contract with respect to Hydrocarbons or water (produced or fresh) produced from or attributable to the Company’s interest in the Oil and Gas Properties that (A) contains guaranteed or minimum throughput, minimum volume, acreage dedication, volume dedication or similar requirements or (B) is not terminable without penalty or other payment upon 60 days’ or less notice;

(iii) any executory Contract that is a farmout or farmin agreement, participation agreement, exploration agreement, development agreement, or other similar Contract providing for the exchange, farmin, or earning by the Company of any Oil and Gas Lease or mineral rights (other than joint operating agreements, operating agreements, unit agreements, pooling or similar agreements), or any Contract that is a net profits interest agreement or production sharing agreement or that contains any obligatory drilling commitment, in each case, for which the applicable term has not expired or terminated, or for which the primary obligations thereunder have not been fully performed;

(iv) any Contract that relates to the prior acquisition or disposition of any material Company assets or properties for which the total consideration or for which the fair market value of the aggregate consideration equaled or exceeded $50,000 during the three years prior to the Execution Date or for which there are, as of the Execution Date, any pending claim for indemnity that will or could reasonably be expected to be binding on the Company or the assets of the Company after Closing;

(v) any Contract to sell, lease, exchange, transfer, or otherwise dispose of all or any material part of the Oil and Gas Properties (other than with respect to the purchase, sale or other disposition of Hydrocarbons in the Ordinary Course of Business or dispositions of obsolete equipment) from and after the Execution Date, but excluding rights of reassignment upon intent to abandon or release a Well or an Oil and Gas Lease;

(vi) any Governing Documents, operating agreement, voting or similar agreement relating to the Equity Interests of the Company;

(vii) each Contract providing for the Company to make any loan, advance, capital contribution or assignment of payment to any Person in excess of $50,000;

(viii) each Contract (A) governing the terms of the employment or engagement or any former (to the extent of any ongoing liability or obligation) or current directors, officers, employees or individual independent contractors providing for total annual cash compensation in excess of $75,000 or (B) that cannot be terminated upon sixty (60) days’ notice or less without further payment, liability or obligation;

(ix) each Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) by the Company in an amount in excess of $75,000 (net to the Company’s aggregate interest) annually;

(x) each Contract involving the payment of any earn-out or similar contingent payment on or after the date hereof that would reasonably be expected to result in payments in excess of $75,000;

(xi) except to the extent included in any Hedge Contracts, any Contract that contains any calls on, or options to purchase, quantities of Hydrocarbon production, in each case to the extent such Contract may be binding upon the Oil and Gas Properties or operations of the Company from and after the Closing;

(xii) all partnership, strategic alliance, profit-sharing, joint venture or similar agreements (in each case excluding any agreement where the primary obligation has been completed one or more years prior to the Effective Time, any tax partnership and any joint operating or similar agreement);

(xiii) each Contract with any Governmental Entity to which the Company is a party, other than any Permits;

(xiv) each CBA;

(xv) each Contract involving any resolution or settlement of any actual or threatened Proceeding or other dispute which requires payment in excess of $75,000 or imposes material, continuing or outstanding obligations (other than customary confidentiality obligations) on the Company, including injunctive or other non-monetary relief;

(xvi) each Contract that (A) contains or constitute an existing area of mutual interest agreement (but excluding any customary areas of mutual interest contained in any joint operating, operating, unit agreements, participation, development farmin, farmout or similar agreement), or (B) limits, or purports to limit, the ability of the Company during any period of time from and after the Effective Time to engage in any business, to solicit any potential customer, to operate in any geographical area or to compete with any Person, to acquire any product or asset or to receive services from any Person or sell any product or asset or perform services for any Person, in each case as such as such provision materially restricts the business of the Company as currently conducted and in each case that will be binding on the Company after Closing;

(xvii) each Contract that results in any Person holding an irrevocable power of attorney from the Company that relates to the Company or its businesses and that will be in effect after the Closing Date;

(xviii) all leases or master leases under which the Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for (A) any compression agreements entered into in the Ordinary Course of Business or (B) any agreement under which the annual rental payments do not exceed $75,000 and which lease cannot be terminated by the Company without penalty upon ninety (90) days’ or less notice;

(xix) all leases or master leases under which the Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company, except for any agreement under which the annual rental payments do not exceed $75,000;

(xx) any Contract (a) pursuant to which the Company licenses or grants rights to any Person, or licenses or receives a grant of right from any Person, with respect to any Intellectual Property (other than (1) non-exclusive licenses to commercially-available, off-the-shelf software licensed or procured for aggregate fees of $250,000 or less, (2) non-exclusive licenses to open source software, (3) nondisclosure or confidentiality agreements entered into in the Ordinary Course of Business and (4) non-exclusive licenses that are merely incidental to the transaction contemplated in the Contract), (b) under which any Person has developed or has been engaged to develop any material Intellectual Property for the Company (excluding agreements with employees and contractors entered into in the Ordinary Course of Business on standard forms of agreement under which such employees and contractors assign rights in all developed material Intellectual Property to the Company) or under which the Company has developed or has been engaged to develop any material Intellectual Property for any Person, or (c) entered into to settle or resolve any Intellectual Property-related dispute or otherwise affecting the Company’s rights to use or enforce any material Owned Intellectual Property, including settlement agreements, coexistence agreements, covenant not to sue agreements, and consent to use agreements;

(xxi) each Contract, that has the following restrictions or terms: (A) a provision providing for the sharing of any revenue or cost-savings with any other Person; (B) a “minimum purchase” requirement; (C) rights of first refusal or first offer; or (D) a “take or pay” provision, advance payment provision, prepayment or similar provision or requiring Hydrocarbons to be gathered, delivered, processed or transported without then or thereafter receiving full payment therefor;

(xxii) except for any Contract that is a farmout or farmin agreement, participation agreement, or similar type agreement that has been completed, each Contract that relates to any completed or future disposition or acquisition by the Company of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) any material assets or properties, except any agreement for the purchase or sale of inventory in the Ordinary Course of Business;

(xxiii) any Contract under which the Company has created, incurred, assumed, or borrowed any money or issued any note, indenture, or other evidence of Company Indebtedness or guaranteed, or granted any Liens as collateral security for, Company Indebtedness of others, in each case, in an amount in excess of $50,000 individually or $75,000 in the aggregate;

(xxiv) any Contract resulting in any Lien (other than any Permitted Lien) on any assets of the Company;

(xxv) any Contract with an Affiliate that will not be terminated as of Closing;

(xxvi) Contracts requiring the Company to guarantee the Liabilities of any Person or pursuant to which any Person has guaranteed the Liabilities of the Company;

(xxvii) any Material Leases; and

(xxviii) to the extent binding upon the Oil and Gas Properties or operations of the Company from and after Closing, each Contract that is a Hedge Contract;

provided, however, that joint operating agreements, operating agreements, pooling, unitization, communitization agreements, pooling or division orders, pre-pooling letter agreements and similar agreements providing third parties the right to propose operations on the Leases shall not be Material Contracts under this Agreement.

(b) Except as disclosed on Schedule 3.17(b) of the Company Disclosure Schedules, each Material Contract is in full force and effect and is Enforceable against the Company and, to the Knowledge of the Company, against each other party thereto. The Company has delivered to, or made available for inspection by, the EQV Parties and Presidio a complete and accurate copy of each Material Contract (including all material amendments or other material changes thereto). Neither the Company nor, to the Knowledge of the Company, any other party to any such Material Contract, is in material breach of or default under any Material Contract. During the last 12 months, the Company has not received any written, or, to the Knowledge of the Company, oral claim or notice of breach of or default under any Material Contract, except for any breach or default which would not be expected, individually or in the aggregate, to be material to the Company. To the Knowledge of the Company, no event has occurred, which individually or together with other events, would reasonably be expected to result in a breach of or a default under any Material Contract by the Company or, to the Knowledge of the Company, any other party thereto, except for any breach or default which would not be expected, individually or in the aggregate, to be material to the Company. During the last 12 months, the Company has not received written notice from any other party to any Material Contract that such party intends to terminate or not renew any such Material Contract.

Section 3.18 Intellectual Property.

(a) Schedule 3.18(a) of the Company Disclosure Schedules identifies each currently patented, issued or registered Intellectual Property and pending applications for the foregoing, in each case which is owned by, filed in the name of, or exclusively licensed to the Company (collectively, “Company Registered IP”). All the Company Registered IP is subsisting, valid and enforceable. The Company (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property and (ii) to the Knowledge of the Company, other than the Intellectual Property embodied by the Records, the Company has no other Intellectual Property that is used in, necessary for, or developed for the operation of the business of the Company as currently conducted, and in each case of clause (i) and (ii), free and clear of any Liens other than Permitted Liens. Neither the Company Registered IP nor the other Owned Intellectual Property is subject to any outstanding Order restricting the use, enforcement, disclosure, or licensing thereof by the Company.

(b) Neither the Company nor any of the former and current products, services or operation of the business of the Company have in the past six years infringed, misappropriated or otherwise violated, or currently infringe, misappropriate or otherwise violate, any Intellectual Property of any Person, except for such infringement, misappropriation or other violation that would be material to the Company. Except as set forth on Schedule 3.18(b) of the Company Disclosure Schedules, the Company has not in the past six years received any written charge, complaint, claim, notice, or demand alleging any such infringement, misappropriation or other violation (including any claim that the Company should license or refrain from using any Intellectual Property, except for offers for commercially available software) or challenging the ownership, registration, validity or enforcement of any Company Registered IP or other Owned Intellectual Property (other than those communications from a Governmental Entity associated with ordinary course examination and approval of pending Intellectual Property applications). Except as set forth on Schedule 3.18(b) of the Company Disclosure Schedules, the Company has not in the past six years made against a third party any written charge, complaint, claim, demand, or notice alleging any infringement, misappropriation or other violation of any material Owned Intellectual Property (including any claim that such third party should license or refrain from using any Owned Intellectual Property). To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any material Company Registered IP or other Owned Intellectual Property.

(c) The Company has taken commercially reasonable measures to protect the confidentiality of all Trade Secrets and any other Confidential Information owned by the Company. Except as required by applicable Law, no such material Trade Secret or material Confidential Information has been disclosed by the Company to any Person other than to EQV Operating and its Affiliates or Persons subject to a legally recognized duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or Confidential Information by such Person. To the Knowledge of the Company, no Person is in violation of any confidentiality or other agreement regarding the Trade Secrets and any other Confidential Information of the Company.

Section 3.19 Information Supplied. The information supplied or to be supplied by the Company for inclusion or incorporation by reference any registration statement on Form S-4 relating to the Transactions and containing a prospectus and proxy statement of EQV (the “Registration Statement/Proxy Statement”), in any other document submitted or to be submitted to any other Governmental Entity or in any announcement or public statement regarding the Transactions (including the Signing Press Release and the Closing Press Release), when so filed, furnished, submitted, distributed or otherwise made publicly available, in the case of a registration statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is first filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement/Proxy Statement prior to the time the Registration Statement/Proxy Statement is mailed to the EQV Stockholders, this clause (a) shall solely refer to the time of such subsequent revision); (b) the time the Registration Statement/Proxy Statement is first mailed to the EQV Stockholders; (c) the time of the EQV Special Meeting; or (d) the Closing (subject, in each case, to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings); provided, that, for the avoidance of doubt, no warranty or representation is made by the Company with respect to statements made or incorporated by reference in the Registration Statement/Proxy Statement or announcements (or any amendment or supplement thereto) based on information supplied by the EQV Parties or Presidio or any other party, or their respective Affiliates for inclusion therein.

Section 3.20 Litigation. Except as set forth on Schedule 3.20 of the Company Disclosure Schedules, there have not been since the Lookback Date, and there are no, material Proceedings or Orders (including those brought or threatened in writing by or before any Governmental Entity) pending, or to the Knowledge of the Company, threatened against the Company or any of its properties or assets (including the Oil and Gas Properties) or the ownership or operation thereof, in each case, at Law or in equity, or, to the Knowledge of the Company, any director or officer of the Company in their capacities as such or related to the business of the Company. Except as set forth on Schedule 3.20 of the Company Disclosure Schedules, there are no Proceedings pending, initiated or threatened by the Company against any other Person, and, since the Lookback Date, there have not been any such Proceedings.

Section 3.21 Brokerage. Except as set forth on Schedule 3.21 of the Company Disclosure Schedules, the Company does not have any Liability in connection with this Agreement or the Ancillary Agreements or the Transactions, that would result in the obligation of the Company or any of its Affiliates, or the EQV Parties or Presidio or any of their respective Affiliates to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 3.22 Labor Matters.

(a) The Company has delivered to the EQV Parties and Presidio a complete and correct list of all current employees, independent contractors and other individual service providers of the Company as of the date of this Agreement and their (i) name, (ii) classification as exempt or non-exempt under the Fair Labor Standards Act or analogous state laws, (iii) job title, (iv) employing or engaging entity, (v) job location by state, (vi) current annual base salary, hourly rate or fee rate, (vii) incentive compensation, including target bonus opportunity and commission payments (actual for 2024 and estimated for 2025), (viii) whether active or on leave (and as applicable, type of leave and anticipated return date); and (ix) accrued but unused vacation/paid time off. To the Knowledge of the Company, all current employees of the Company are legally permitted to be employed by the Company in the United States. Except as set forth on Schedule 3.22(a) of the Company Disclosure Schedules and except as would not reasonably be expected to result in material Liabilities to the Company, no freelancer, consultant, independent contractor or other contracting party treated as self-employed whose services the Company uses or, since the Lookback Date, has used, has claimed or threatened to claim the existence of an employment relationship with one of the Company.

(b) The Company is not a party to or bound by any CBA, the Company is not currently negotiating any CBA, and no employees of the Company are represented by any labor union, works council, trade union or other labor organization with respect to their employment with the Company. Since the Lookback Date, there have been no pending or, to the Knowledge of the Company, threatened labor organizing activities, and no labor union, works council, trade union or other labor organization has made a demand for recognition or certification with respect to any employee of the Company, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board. Since the Lookback Date, there have been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, walkouts, work stoppages, slowdowns, picketing or other labor disputes by any employes of the Company or against or affecting the Company.

(c) Except as set forth in Schedule 3.22(c) of the Company Disclosure Schedules, the Company is and, since the Lookback Date, has been in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices. Except as set forth in Schedule 3.22(c) of the Company Disclosure Schedules, (i) there are no material Proceedings pending or, to the Knowledge of the Company, threatened against the Company with respect to or by any current or former employee, individual independent contractor or other individual service provider of the Company and (ii) since the Lookback Date, the Company has not implemented any plant closing or layoff of employees triggering notice requirements under the WARN Act, nor is there presently any outstanding liability under the WARN Act, and no such plant closings or employee layoffs are currently planned or announced.

(d) Except as set forth on Schedule 3.20 of the Company Disclosure Schedules, since the Lookback Date, (i) there have not been (A) any allegations or formal or informal complaints made to or filed with the Company related to sexual harassment, sexual misconduct, other harassment, discrimination, retaliation or policy violation allegations or (B) any other Proceedings initiated, filed or, to the Knowledge of the Company, threatened, against the Company related to sexual harassment, sexual misconduct, other harassment, discrimination, retaliation or policy violation allegations, in each case by or against any current or former director, officer or supervisory-level employee of the Company and (ii) the Company has not entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct, other harassment, discrimination or retaliation, by or against any current or former director, officer or supervisory-level employee.

Section 3.23 Employee Benefit Plans.

(a) Schedule 3.23(a) of the Company Disclosure Schedules sets forth a list of each material Company Employee Benefit Plan. With respect to each material Company Employee Benefit Plan, the Company has made available to the EQV Parties and Presidio true and complete copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the Internal Revenue Service (the “IRS”), (iv) the three most recently filed Form 5500 annual reports with all schedules and attachments as filed, (v) the most recent actuarial valuation report, (vi) all related insurance Contracts, trust agreements or other funding arrangements and (vii) all non-routine correspondence with any Governmental Entity.

(b) (i) No Company Employee Benefit Plan provides, and the Company has no Liability to provide, retiree, post-ownership or post-termination health or life insurance or any other retiree, post-ownership or post-termination welfare-type benefits to any Person other than as required under Section 4980B of the Code or any similar state Law and for which the covered Person pays the full cost of coverage, (ii) no Company Employee Benefit Plan is, and the Company does not sponsor, maintain or contribute to (or is required to contribute to), or have any Liability (including on account of an ERISA Affiliate) under or with respect to a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code and (iii) the Company does not contribute to or have any obligation to contribute to, or have any Liability (including on account of an ERISA Affiliate) under or with respect to, any “multiemployer plan,” as defined in Section 3(37) of ERISA. No Company Employee Benefit Plan is (x) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA or (y) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). The Company does not have any Liability as a consequence of at any time being considered a single employer with any other Person under Section 414 of the Code.

(c) Each Company Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has timely received, or may rely upon, a current favorable determination, advisory or opinion letter from the IRS and nothing has occurred that would reasonably be expected to cause the loss of the tax-qualified status or to adversely affect the qualification of such Company Employee Benefit Plan. Each Company Employee Benefit Plan has been established, operated, maintained, funded and administered in accordance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan that would result in a material liability. There is no claim or Proceeding (other than routine and uncontested claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan. The Company has complied in all material respects with the requirements of the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended (the “ACA”), and the Company has not incurred (whether or not assessed) any penalty or Tax under the ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980H, 4980B or 4980D of the Code. All contributions, premiums or other payments that are due have been made or paid on a timely basis in all material respects with respect to each Company Employee Benefit Plan.

(d) Except as set forth on Schedule 3.23(d) of the Company Disclosure Schedules, neither the execution or delivery of this Agreement nor the consummation of the Transactions, alone or together with any other event could, directly or indirectly, (i) result in any compensation or benefit becoming due or payable, or required to be provided, to any current or former officer, employee, director or individual independent contractor of the Company (or any dependent or beneficiary thereof) under a Company Employee Benefit Plan or otherwise (whether in cash, property or the vesting of property), (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such person set forth in the preceding clause (i) under a Company Employee Benefit Plan or otherwise, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation under a Company Employee Benefit Plan or otherwise, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any current or former officer, employee, director, individual independent contractor or other individual service provider of the Company.

(e) Each Company Employee Benefit Plan or other arrangement that is, in any part, a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented, operated and maintained in compliance with Section 409A of the Code and applicable guidance thereunder in all material respects, and no amount under any such plan or arrangement is, has been or could reasonably be expected to be subject to any material additional Tax, interest or penalties under Section 409A of the Code. No Person has any current or contingent right against the Company to be grossed up for, reimbursed or otherwise indemnified or made whole for any Tax or related interest or penalties incurred by such Person, including under Sections 409A or 4999 of the Code or otherwise.

(f) Neither the execution or delivery of this Agreement nor the consummation of the Transactions could, either alone or in conjunction with any other event, could reasonably be expected to result in the payment or provision of any amount or benefit that could reasonably be expected to, individually or in combination with any other amount or benefit, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code).

Section 3.24 Insurance.

(a) Schedule 3.24 of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer and the principal insured, (ii) the policy number, (iii) the expiration date and amount of coverage and (iv) the premium most recently charged. To the Knowledge of the Company, all such policies, binders and insurance contracts (collectively, the “Insurance Policies”) are in full force and effect.

(b) With respect to each such Insurance Policy of the Company, (i) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy, (ii) all premiums due and payable with respect to each such Insurance Policy have been paid to date, and neither the Company nor any Company Subsidiary is in default with respect to its obligations under any such Insurance Policy, (iii) there is no material claim outstanding under any such Insurance Policy and the Company has not received any written notice from any insurer or reinsurer of any reservation rights with respect to material pending or paid claims, and (iv) to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

(c) The Company maintains, and has maintained at all times since the Lookback Date, insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary for comparable entities in the industry, and the Company is, and has been in compliance in all material respects with all insurance requirements under applicable Laws. To the Knowledge of the Company, the Company has not received written notice of cancellation, non-renewal, disallowance or reduction in coverage with respect to any Insurance Policy. There are currently no claims pending under any Insurance Policy issued to or for the benefit of the Company as to which coverage has been denied or disputed by the insurers of such policies, and, to the Knowledge of the Company, all material claims and reportable incidents under any such Insurance Policy have been reported and asserted. Any material action pending against the Company that is covered by such Insurance Policy has been properly reported to the applicable insurer.

Section 3.25 Compliance with Laws; Permits. Except as set forth on Schedule 3.25 of the Company Disclosure Schedule, the Company or EQV Operating (on behalf of the Company) has obtained all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, variances, exemptions and orders of any Governmental Entity necessary for the Company to own, lease and operate the Operated Oil and Gas Properties and to carry on the business of the Company in all material respects (the “Permits”). Except as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Company to operate its business in the Ordinary Course of Business, such Permits are in full force and effect. The Company is in compliance, in all material respects, with each Permit, and no Proceeding is pending or, to the Company’s Knowledge, threatened in writing, and, since the Lookback Date, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to give any Person the right to suspend, revoke, withdraw, modify or limit any Permit in a manner that would reasonably be expected to have a material impact on the ability of the Company or EQV Operating to use such Permit, conduct its operations in compliance with Law or that would result in the termination, revocation, cancellation, modification, suspension, withdrawal, or restriction of such Permit or the imposition of any material fine, penalty or other sanctions for violation of any requirements relating to such Permit. The Company is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound (including with respect to the ownership or operation of such property or asset), or (b) any Permit or, other than the Cibolo Loan, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any of its property or assets is bound, except, in each case of clauses (a) and (b), for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company has not received written notice (i) of any actual or potential material violation from any Governmental Entity of any applicable Law or (ii) that it is under investigation by any Governmental Entity for material non-compliance with any Law.

Section 3.26 Bonds and Letters of Credit. Other than those listed in Schedule 3.26 of the Company Disclosure Schedules, there are no bonds, letters of credit, guarantees or other commitments (a) held by the Company or EQV Operating (on behalf of the Company) or (b) that are required by Law or by third parties in order for the Company or EQV Operating (on behalf of the Company) to own and/or operate the assets of the Company, as applicable.

Section 3.27 Environmental Matters. Except as set forth in Schedule 3.27 of the Company Disclosure Schedules, (a) the Company and EQV Operating (as it relates to the Company) are, and since the Lookback Date, has been, in compliance in all material respects with all Environmental Laws, which compliance includes, and since the Lookback Date has included, obtaining, maintaining and complying, in all material respects, with any Permits required by Environmental Law for the operation of the Company’s business as currently conducted or as conducted during the period since the Lookback Date; (b)(i) the Company has not received any written notice or Order regarding any material violation of, or material Liabilities under, any Environmental Laws, and (ii) there are no pending, or, to the Knowledge of the Company, threatened Proceedings against the Company relating to a material violation of, or material Liabilities under, any Environmental Law; (c) the Company has not used, generated, manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, exposed any Person to, or, to the Knowledge of the Company, owned, leased or operated any property or facility contaminated by, any Hazardous Substances, in each case, that has resulted or would reasonably be expected to result in material Liability to the Company under Environmental Laws; and (d) the Company has not assumed, undertaken, become subject to or provided an indemnity with respect to any material Liability of any other Person under Environmental Laws. The Company has provided to EQV and Presidio true and correct copies of all material environmental, health and safety assessments, reports and audits and all other material environmental, health, and safety documents relating to the Company or its current properties, facilities or operations, that in each case are in the Company’s possession or reasonable control.

Section 3.28 Affiliate Transactions. Except for (a) employment relationships and compensation and benefits, (b) Contracts entered into after the Execution Date that are required to be entered into pursuant to this Agreement or the Ancillary Agreements or to consummate the Transactions in the manner expressly contemplated by this Agreement, (c) Contracts entered into after the Execution Date that are either permitted pursuant to Section 5.1 or entered into in accordance with Section 5.1, and (d) as disclosed on Schedule 3.28 of the Company Disclosure Schedules, there are no Contracts (except for the Governing Documents) between the Company, on the one hand, and any Interested Party on the other hand pursuant to which any Interested Party (i) owes any amount to the Company, or (ii) owns any material property or right, tangible or intangible, that is used by the Company (such transactions or arrangements, “Affiliated Transactions”).

Section 3.29 Trade & Anti-Corruption Compliance.

(a) Neither the Company nor any of its officers, directors, managers, employees, or, to the Knowledge of the Company, agents acting on behalf of the Company, is or has been since April 24, 2019, a Sanctioned Person. Neither the Company nor any of its directors, officers, managers, employees, or, to the Knowledge of the Company, agents acting on behalf of the Company, is or has been in the last five years, or in the case of Sanctions, since April 24, 2019: (i) operating in, conducting business with, or otherwise engaging in dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in either case in violation of applicable Sanctions in connection with the business of the Company; (ii) engaging in any export, re-export, transfer or provision of any goods, software or technology without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws; or (iii) otherwise in violation of (A) any applicable Sanctions or (B) any applicable Ex-Im Laws or U.S. anti-boycott requirements (together “Trade Controls”), in connection with the business of the Company.

(b) In the last five years, in connection with or relating to the business of the Company, neither the Company nor any of its directors, officers, managers, employees, or, to the Knowledge of the Company, agents acting on behalf of the Company: (i) has made, authorized, solicited or received any unlawful bribe or payoff, (ii) has established or maintained, or is maintaining, any unlawful fund of corporate monies or properties that violates applicable Anti-Corruption Laws, (iii) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses or (iv) has, directly or indirectly, made, received, authorized, facilitated or promised to make, any unlawful payment, contribution, bribe, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Governmental Entity or any other Person, in each case in violation of applicable Anti-Corruption Laws.

(c) As of the Execution Date, there are no, and since the Lookback Date (and in the case of Sanctions, since April 24, 2019) there have been no Proceedings or Orders alleging any such violation of any Trade Controls or Anti-Corruption Laws by or on behalf of the Company.

(d) The Company has maintained policies and procedures and adhered to systems of internal controls reasonably adequate to ensure compliance with applicable Anti-Corruption Laws, Sanctions, and Ex-Im Laws.

Section 3.30 Data Protection.

(a) At all times since the Lookback Date, the Company (i) has been in compliance in all material respects with all applicable Data Privacy and Security Requirements and (ii) has not been subject to any regulatory audits or investigations by any Governmental Entity alleging noncompliance with any Data Privacy and Security Requirements. The Company or EQV Operating (as it relates to the Company) has taken commercially reasonable steps designed to ensure that all Personal Information in its possession and control, taking into account the nature of the Company’s business and customary practices of oil and gas companies similar to the Company in scale, is protected against unauthorized loss, access, use, modification, disclosure or other use or misuse. Since the Lookback Date, (i) the Company has not provided, or been required to provide, any notice to any data subject or Governmental Entity regarding any Security Breach, and (ii) the Company is not subject to and has not received notice of any audits, proceedings or investigations by any Governmental Entity or any Person, or received any claims or complaints regarding the violation of any applicable Data Privacy and Security Requirements.

(b) The Company or EQV Operating (as it relates to the Company) has a valid and legal right (whether contractually, by Law or otherwise) to access or use all material Personal Information processed by or on behalf of the Company in connection with the use and/or operation of its products, services and business.

(c) The execution, delivery and performance of this Agreement and the Transactions comply, and will comply, in all material respects, with all Data Privacy and Security Requirements.

Section 3.31 Information Technology.

(a) The IT Systems: (i) are in sufficiently good working order and operate and perform in accordance with their documentation and functional specifications in all material respects and otherwise as required by the Company and are sufficient for the operation of its business as currently conducted, including as to capacity, scalability, and ability to meet current and anticipated peak volumes in a timely manner and (ii) to the Knowledge of the Company, are free from any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry), or other malicious, disabling, or unauthorized code.

(b) The Company has implemented with respect to its IT Systems commercially reasonable backup, security and disaster recovery technology. The Company has taken commercially reasonable steps (i) to protect the confidentiality, integrity, accessibility and security of its IT Systems and all data stored therein or transmitted thereby from theft, corruption, loss or unauthorized use, access, interruption or modification by any Person and (ii) to protect the IT Systems from bugs, viruses, malware or other harmful, disabling, or disruptive code, routine, or process.

(c) Since the Lookback Date, there has been no Security Breach or failure, breakdown, continued substandard performance, or other adverse event affecting any IT Systems that have caused a material disruption or material interruption in or to the use thereof or in or to the conduct of the business of the Company that has not been remedied or replaced in all material respects.

Section 3.32 Condemnation. As of the Execution Date, the Company has not received any written notice of any pending, and, to the Knowledge of the Company, there is no written, threatened proceeding to condemn or take by power of eminent domain all or any of the Oil and Gas Properties.

Section 3.33 Preferential Purchase Rights. Except as set forth in Schedule 3.33 of the Company Disclosure Schedules, there are no preferential purchase rights, rights of first or last offer, negotiation or refusal in joint operating agreements, participation agreements or other Contracts or agreements binding upon the Oil and Gas Properties that would be triggered by the consummation of the Transactions that would result in a loss of any material portion of such Oil and Gas Properties.

Section 3.34 Company Indebtedness and Cash. Schedule 3.34 of the Company Disclosure Schedules sets forth (a) the aggregate amount of Company Indebtedness for borrowed money that is individually in excess of $75,000 individually and the aggregate amount outstanding under the Cibolo Loan as of August 1, 2025 and (b) the aggregate amount of Cash reflected on the balance sheet of the Company as of August 1, 2025.

Section 3.35 Intercompany Obligations; EQV Operating.

(a) Schedule 3.35(a) of the Company Disclosure Schedules sets forth all intercompany indebtedness, Liabilities or other obligations as of the Execution Date between the Company and any Affiliate (including, for the avoidance of doubt, EQV Operating) with respect to the Oil and Gas Properties that EQV Operating operates on behalf of the Company.

(b) Schedule 3.35(b) of the Company Disclosure Schedules sets forth, as it relates to the Oil and Gas Properties that EQV Operating operates on behalf of the Company, the accounts and account balances shown on the books and records of EQV Operating as of August 1, 2025, including but not limited to all: (i) EQV Operating Revenue Payables (ii) EQV Operating JIB Accounts Receivables, (iii) EQV Operating Accounts Payable, (iv) EQV Operating Suspense, and (v) EQV Operating Cash.

(c) With respect to the Company and the Oil and Gas Properties that EQV Operating operates on behalf of the Company, to the Company’s Knowledge, after inquiry to EQV Operating, the books of account and other financial records of EQV Operating with respect to the Company and the Oil and Gas Properties that EQV Operating operates on behalf of the Company: (i) have been kept accurately in all material respects in the Ordinary Course of Business, (ii) the transactions entered therein represent bona fide transactions, and (iii) the revenues, expenses, assets and liabilities have been properly recorded in all material respects.

Section 3.36 No Other Purchaser and Merger Sub Representations and Warranties. THE COMPANY, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE EQV PARTIES IN Article IV OR IN ANY ANCILLARY AGREEMENT or certificate delivered by THE EQV PARTIES pursuant to this Agreement (A) NO EQV PARTY OR AFFILIATE THEREOF NOR ANY OTHER PERSON, INCLUDING PRESIDIO, MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQV PARTIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION OR INFORMATION AND (B) NONE OF THE COMPANY NOR ANY OF ITS AFFILIATES, INCLUDING THE COMPANY UNITHOLDER, RELIED ON ANY REPRESENTATION OR WARRANTY FROM OR ANY OTHER INFORMATION PROVIDED BY ANY EQV PARTY, PRESIDIO OR ANY AFFILIATE THEREOF. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE EQV PARTIES IN Article IV OR IN ANY ANCILLARY AGREEMENT or certificate delivered by EQV pursuant to this Agreement, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE EQV PARTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING IN THIS Section 3.36 SHALL LIMIT ANY CLAIM OR CAUSE OF ACTION (OR RECOVERY IN CONNECTION THEREWITH) WITH RESPECT TO FRAUD.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE EQV PARTIES

As an inducement to the Company to enter into this Agreement and consummate the Transactions, except as set forth in the applicable section of the EQV Disclosure Schedules or as disclosed in the EQV SEC Documents and publicly available prior to the Execution Date (to the extent the qualifying nature of such disclosure is readily apparent from the content of such EQV SEC Documents, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such EQV SEC Documents will be deemed to modify or qualify the representations and warranties set forth in the EQV Fundamental Representations), the EQV Parties each hereby represent and warrant to the Company and Presidio, as follows:

Section 4.1 Organization; Authority; Enforceability.

(a) Each EQV Party is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated, formed or registered, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its respective jurisdiction of organization, incorporation, formation or registration (as applicable).

(b) The EQV Parties, other than EQV and Purchaser, have all the requisite limited liability company power and authority to own, lease and operate their respective assets and properties and to carry on their respective businesses as presently conducted in all material respects. EQV and Purchaser have all corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted in all material respects.

(c) Each EQV Party is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or locations of its assets and/or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to the EQV Parties, taken as a whole.

(d) No EQV Party is in violation of any of its Governing Documents. No EQV Party is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

(e) Each EQV Party, other than EQV and Purchaser, has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions have been duly authorized by all necessary limited liability company and/or corporate actions, as applicable. This Agreement has been (and each of the Ancillary Agreements to which each EQV Party will be a party will be) duly executed and delivered by such EQV Party and are or will be Enforceable against such EQV Party. No other proceedings on the part of EQV, except for the EQV Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements. EQV and Purchaser have the requisite corporate power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and, subject to the receipt of the EQV Required Vote, to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements has been authorized by the special committee of independent directors of EQV and the EQV Board and, subject to the receipt of the EQV Required Vote, the consummation of the Transactions have been duly authorized by all necessary corporate actions. No other vote of the equityholders of EQV, other than the EQV Required Vote, is necessary to approve this Agreement and the Ancillary Agreements and the Transactions.

(f) A correct and complete copy of the EQV Governing Documents, as in effect on the Execution Date, are filed as Exhibit 3.1 to the Form 8-K filed with the SEC on August 8, 2024. EQV is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 4.2 Non-contravention. Except as set forth on Schedule 4.2 of the EQV Disclosure Schedules and assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.1(a), neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the Transactions will (a) conflict with or result in any material breach of any provision of the Governing Documents of any EQV Party; (b) other than the requisite filing with the Registrar of Companies in the Cayman Islands in connection with the Domestication and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, require any material filing with, or the obtaining of any material consent or approval of, any Governmental Entity; (c) result in a material violation of or a material default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license agreement, lease or other Contract to which any EQV Party is a party or by which any EQV Party or any of their respective assets may be bound; (d) result in the creation of any Lien (other than Permitted Liens (as such term is defined in the BCA)) upon any of the properties or assets of any EQV Party; or (e) except for violations which would not prevent or materially delay the consummation of the Transactions, violate in any material respect any Law, Order, or Lien applicable to any EQV Party, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, consents, approvals, violations breaches, defaults, cancellations, invalidations, forfeitures, or Liens which would not reasonably be expected to be material to the EQV Parties, taken as a whole, or materially affect any EQV Parties’ ability to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the transactions hereby or thereby. The EQV Required Vote is the only vote of the holders of any class or series of shares in the capital of EQV necessary to approve the Transactions. EQV is in compliance in all material respects with the related party policies set forth in the EQV Governing Documents.

Section 4.3 Capitalization.

(a) As of the date hereof, the authorized share capital of EQV is 331,000,000 divided into (i) 300,000,000 EQV Class A Shares, (ii) 30,000,000 EQV Class B Shares, and (iii) 1,000,000 preference shares, par value $0.0001 per share (“EQV Preferred Shares”). As of the date of this Agreement, (A) 35,822,500 EQV Class A Shares are issued and outstanding, (B) 8,750,000 EQV Class B Shares are issued and outstanding, (C) no EQV Class A Shares and no EQV Class B Shares are held in the treasury of EQV, (D) 11,666,667 EQV Public Warrants are issued and outstanding, (E) 220,833 EQV Private Warrants are issued and outstanding and (F) 11,887,500 EQV Class A Shares are reserved for future issuance pursuant to the EQV Warrants ((A) through (F) collectively with any securities of EQV issued in exchange therefor in the Domestication, the “EQV Securities”). The foregoing EQV Securities described in clauses (A), (B), (D) and (E) represent all of the issued and outstanding EQV Securities as of the date of this Agreement. All issued and outstanding EQV Securities (i) have been duly authorized, validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Laws, including federal and state securities Laws, and all requirements set forth in (1) the EQV Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) have not been issued in violation of, nor (other than as set forth under the EQV Governing Documents) are they subject to, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the EQV Governing Documents or any Contract to which EQV is a party or otherwise bound. As of the date of this Agreement, there are no EQV Preferred Shares issued and outstanding. Each EQV Warrant is exercisable for one EQV Class A Share at an exercise price of $11.50, subject to the terms of such EQV Warrant and the EQV Public Warrant Agreement. The EQV Class B Shares will convert into EQV Class A Shares prior to the Closing on the terms contemplated in this Agreement and without violation of the EQV Governing Documents.

(b) Except for Purchaser, Purchaser Merger Sub, EQV Holdings, Presidio Merger Sub and Merger Sub, EQV does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or business association or other person.

(c) EQV is the record and beneficial owner of all of the outstanding Purchaser Interests and EQV Holdings Interests and has good and valid title to all of the outstanding Purchaser Interests and EQV Holdings Interests. The Purchaser Interests and the EQV Holdings Interests have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by EQV free and clear of all Liens, other than restrictions under applicable securities Laws and Purchaser’s Governing Documents. The Purchaser Interests and the Purchaser Securities to be issued and delivered in connection with the Closing and the closing of the Presidio Transactions in accordance with this Agreement and the BCA shall be duly and validly issued, fully paid and nonassessable, and shall be issued free and clear of preemptive rights and all Liens, other than restrictions under applicable securities Laws and the Purchaser’s Governing Documents.

(d) Purchaser is the record and beneficial owner of all of the outstanding Purchaser Merger Sub Equity Interests and has good and valid title to all of the outstanding Purchaser Merger Sub Equity Interests. The EQV Holdings Interests to be issued in delivered in connection with the Presidio Transactions in accordance with the BCA shall be duly and validly issued, fully paid and nonassessable and shall be issued free and clear of preemptive rights and all Liens, other than restrictions under applicable securities Laws and the EQV Holdings A&R LLCA. The Purchaser Merger Sub Equity Interests have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by Purchaser free and clear of all Liens, other than restrictions under applicable securities laws and Purchaser Merger Sub’s Governing Documents.

(e) Purchaser is the record and beneficial owner of all of the outstanding Merger Sub Interests and has good and valid title to all of the outstanding Merger Sub Interests. The Merger Sub Interests have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by Purchaser free and clear of all Liens, other than restrictions under applicable securities Laws and Merger Sub’s Governing Documents.

(f) EQV Holdings is the record and beneficial owner of all of the outstanding Presidio Merger Sub Interests and has good and valid title to all of the outstanding Presidio Merger Sub Interests. The Presidio Merger Sub Interests have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights and are held by EQV Holdings free and clear of all Liens, other than restrictions under applicable securities Laws and Presidio Merger Sub’s Governing Documents.

(g) All outstanding EQV Class A Shares, EQV Class B Shares and EQV Warrants have been issued and granted in compliance with all applicable securities Laws and were issued free and clear of all Liens, other than restrictions under applicable securities Laws and EQV’s Governing Documents.

(h) The Purchaser Class A Shares to be issued to the Company Unitholder pursuant to this Agreement will, upon issuance and delivery at the Closing, (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance in all material respects with applicable Laws, (iii) not be issued in breach or violation of any preemptive rights (or similar rights) created by Law, Governing Documents or Contract and (iv) be issued to the Company Unitholder with good and valid title, free and clear of any Liens other than Securities Liens and any restrictions set forth in the Purchaser Governing Documents and the Registration and Stockholders’ Rights Agreement.

(i) Except for the Presidio Transactions, this Agreement, the BCA, or as set forth in the EQV Governing Documents, none of the EQV Parties has issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character with respect to the issued or unissued shares or capital stock (as applicable) of EQV, Equity Interests of Purchaser, Equity Interests of EQV Holdings, Equity Interests of Purchaser Merger Sub, Equity Interests of Merger Sub or Equity Interests of Presidio Merger Sub or obligating EQV to issue or sell any shares or shares of capital stock (as applicable) of, or other Equity Interests in, EQV, obligating Purchaser to issue or sell any Equity Interests in Purchaser or obligating Merger Sub to sell any Equity Interests in Merger Sub or obligating Presidio Merger Sub to sell any Equity Interests in Presidio Merger Sub. All Purchaser Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither EQV nor any Subsidiary of EQV is a party to, or otherwise bound by, and neither EQV nor any Subsidiary of EQV has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for in connection with the Presidio Transactions and the Transactions, EQV is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Purchaser Securities or any of the Equity Interests or other securities of EQV, Purchaser or any of its Subsidiaries. Except with respect to this Agreement and the BCA, there are no outstanding contractual obligations of EQV to repurchase, redeem or otherwise acquire any Equity Interests of EQV, Equity Interests of Purchaser, Equity Interests of EQV Holdings, Equity Interests of Purchaser Merger Sub, Equity Interests of Merger Sub or Equity Interests of Presidio Merger Sub.

Section 4.4 Litigation. Except as set forth on Schedule 4.4 of the EQV Disclosure Schedules, since its organization, incorporation or formation, as applicable, there are, and have been no, Proceedings or Orders (including those brought or threatened in writing by or before any Governmental Entity) pending, or, to the Knowledge of any EQV Party, threatened in writing against any EQV Party or any of their respective properties or assets or the ownership or operation thereof, in each case, at Law or in equity, or, to the Knowledge of any EQV Party, any director, officer or employee of any EQV Party in their capacities as such or related to the business of the EQV Parties. Except as set forth on Schedule 4.4 of the EQV Disclosure Schedules, there are no Proceedings pending, initiated or threatened in writing by any EQV Party against any other Person, and, since the Lookback Date, there have not been any such Proceedings.

Section 4.5 Brokerage. Except as set forth on Schedule 4.5 of the EQV Disclosure Schedules, none of the EQV Parties have incurred any Liability, in connection with this Agreement or the Ancillary Agreements, or the Transactions, that would result in the obligation of any EQV Party to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.6 Business Activities.

(a) Since its formation, no EQV Party has conducted any business activities other than activities directed toward the accomplishment of a Business Combination and the Transactions. Except as set forth in the EQV Governing Documents, there is no Contract, commitment, or Order binding upon any EQV Party or to which any EQV Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the EQV Parties or any acquisition of property by the EQV Parties or the conduct of business by the EQV Parties after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the EQV Parties.

(b) Except for this Agreement, the BCA, the Transactions, and the Presidio Transactions and as set forth on Schedule 4.6(b) of the EQV Disclosure Schedules, no EQV Party has any interests, rights, obligations or Liabilities with respect to, and EQV is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination or a transaction similar to the Transactions. Other than as set forth in this Agreement or the BCA, the EQV Parties have not, directly or indirectly (whether by merger, consolidation or otherwise), acquired, purchased, leased or licensed (or agreed to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof.

(c) The EQV Parties have no Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities expressly set forth in or reserved against in the balance sheets of the respective EQV Parties as of June 30, 2025 (as applicable, the “EQV Balance Sheet”); (ii) Liabilities arising under this Agreement, the Ancillary Agreements or the performance by the EQV Parties of their respective obligations hereunder or thereunder; (iii) Liabilities which have arisen after the date of the applicable EQV Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach of warranty or Contract, infringement or violation of Law); and (iv) Liabilities for fees, costs and expenses for advisors, vendors and Affiliates of the EQV Parties or the Sponsor, including with respect to legal, accounting or other advisors incurred by the EQV Parties or the Sponsor in connection with the Transactions.

Section 4.7 Compliance with Laws. The EQV Parties are, and have been since their formation date, in compliance in all material respects with all Laws applicable to the conduct of the EQV Parties. No EQV Party has received written notice (i) of any actual or potential material violation from any Governmental Entity of any applicable Law or (ii) that it is under investigation by any Governmental Entity for material non-compliance with any Law.

Section 4.8 Prior Operations. Purchaser owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of any and all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any Liability, other than as contemplated by this Agreement or in furtherance or anticipation of the Transactions, and has no, and at all times prior to the Closing, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and the Transactions, will have no, assets or Liabilities of any kind or nature whatsoever other than those incident to its formation.

Section 4.9 Tax Matters. Except as set forth on Schedule 4.9 of the EQV Disclosure Schedules:

(a) All income and other material Tax Returns required to be filed by each EQV Party has been timely filed pursuant to applicable Laws. All income and other material Tax Returns filed by each EQV Party are true, correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. Each EQV Party has timely paid all income and other material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return).

(b) Each of the EQV Parties has properly withheld or collected and paid to the applicable Taxing Authority all material Taxes required to have been withheld and paid by each such entity in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and all material sales, use, ad valorem, value added, and similar Taxes and has otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and payment of such Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where any EQV Party does not file a particular type of Tax Return, or pay a particular type of Tax, that any such entity is or may be subject to taxation of that type by or required to file that type of Tax Return in, that jurisdiction that has not been fully settled or resolved.

(d) There is no Tax audit or examination, or any Proceeding now being conducted, pending or threatened in writing with respect to any Taxes or Tax Returns of any EQV Party. No EQV Party has commenced a voluntary disclosure proceeding in any jurisdiction that has not been fully resolved or settled. All deficiencies for Taxes asserted or assessed in writing against any EQV Party have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn.

(e) Except for extensions resulting from the extension of the time to file any applicable Tax Return obtained in the Ordinary Course of Business, no EQV Party has agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. None of the EQV Parties is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Taxing Authority or other extension of time obtained in the Ordinary Course of Business) within which to file any Tax Return not previously filed. No private letter ruling, administrative relief, technical advice, or other similar ruling or request has been granted or issued by, or is pending with, any Taxing Authority that relates to the Taxes or Tax Returns of any of the EQV Parties.

(f) None of the EQV Parties have been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) None of the EQV Parties will be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) beginning after the Closing Date as a result of: (i) an installment sale transaction occurring prior to the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Laws); (ii) a disposition occurring prior to the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local or non-U.S. Laws); (iii) any prepaid amounts received or paid prior to the Closing or deferred revenue realized, accrued or received prior to the Closing; (iv) a change in method of accounting made with respect to a Pre-Closing Tax Period or Straddle Period that occurs or was requested prior to the Closing (or as a result of an impermissible method used in a Pre-Closing Tax Period or Straddle Period); (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Section 7121 of the Code) prior to the Closing; (vi) an election under Section 965 of the Code or any similar provision of state or local or non-U.S. Tax Law; or (vii) any intercompany transaction occurring or any excess loss account existing on or prior to the Closing Date, in each case described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Laws).

(h) There is no Lien for Taxes on any of the assets or Equity Interests of the EQV Parties, other than Permitted Liens.

(i) None of the EQV Parties has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is a EQV Party). No EQV Party has any liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Laws), successor liability, transferee liability, joint or several liability, by contract, or by operation of Law (other than any customary Tax sharing or indemnification provisions contained in any agreement entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes (e.g., leases, credit agreements or other commercial agreements)). None of the EQV Parties is party to or bound by any Tax Sharing Agreement.

(j) Since the date of its respective formation, other than EQV or the Purchaser, each of the EQV Parties has at all times been classified for all U.S. federal and applicable state and local tax purposes as a partnership or an entity which is disregarded as an entity separate from its owner (as described in Section 301.7701-3 of the Treasury Regulations), in each case, as set forth opposite its name on Schedule 4.9(j) of the EQV Disclosure Schedules. Since the date of its formation, each of EQV and the Purchaser has at all times been classified for all U.S. federal and applicable state and local tax purposes as a C corporation. No election has been made (or is pending) to change any of the foregoing.

(k) None of the EQV Parties has taken or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(l) In the past two years, EQV has not distributed stock of another person, or has had its shares distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(m) To the Knowledge of the EQV Parties, the Company Unitholder has no fixed plan or intention or a binding commitment to dispose of the Purchaser Class A Shares it will receive pursuant to the Merger.

Section 4.10 EQV Capitalization. As of the Execution Date, the authorized share capital of EQV is as set forth on Schedule 4.10 of the EQV Disclosure Schedules. All issued and outstanding EQV Shares and EQV Warrants are (a) issued in compliance in all material respects with applicable Law and (b) not issued in breach or violation of preemptive rights, rights of first refusal, rights of first offer or Contract. As of the Execution Date, except in each case (i) as set forth in the EQV Governing Documents, the Subscription Agreements (as defined the BCA), this Agreement, or the EQV SEC Documents, as disclosed on Schedule 4.10 of the EQV Disclosure Schedules and (ii) for EQV Shares and EQV Warrants and the EQV Share Redemption (as defined in the BCA), there are no outstanding (x) Equity Interests of EQV, (y) options, warrants, convertible securities, stock appreciation, distribution interest, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to EQV or other rights (including preemptive rights) or agreements, arrangement or commitments of any character, whether or not contingent, of EQV to acquire from any Person, and no obligation of EQV to issue or sell, or cause to be issued or sold, any Equity Interest of Purchaser or (z) obligations of EQV to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, Equity Interests, securities convertible into or exchangeable for such Equity Interests, options, equity equivalents, interests or rights or to make any investment in any other Person (other than this Agreement). Except as set forth on Schedule 4.10 of the EQV Disclosure Schedules and the Equity Interests EQV holds in Purchaser and its Subsidiaries, EQV does not hold any direct or indirect Equity Interests, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding).

Section 4.11 Information Supplied; Registration Statement/Proxy Statement. The information supplied or to be supplied by the EQV Parties or their respective Affiliates on behalf of an EQV Party for inclusion or incorporation by reference in the Registration Statement/Proxy Statement, any other EQV SEC Document, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the Transactions (including the Signing Press Release and the Closing Press Release), when so filed, furnished, submitted, distributed or otherwise made publicly available, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is first filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement/Proxy Statement prior to the time the Registration Statement/Proxy Statement is mailed to the EQV Stockholders, this clause (a) shall solely refer to the time of such subsequent revision); (b) the time the Registration Statement/Proxy Statement is first mailed to the EQV Stockholders; (c) the time of the EQV Special Meeting; or (d) the Closing (subject, in each case, to the qualifications and limitations set forth in the materials provided by EQV or that are included in such filings and/or mailings). The Registration Statement/Proxy Statement will, at the time it is mailed to the EQV Stockholders, comply in all material respects with the applicable requirements of the Securities Exchange Act and the rules and regulations of the SEC thereunder applicable to the Registration Statement/Proxy Statement.

Section 4.12 Trust Account. As of the Execution Date, EQV has at least $364,610,126.62 (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or in an interest-bearing demand deposit account and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is Enforceable against EQV. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by EQV or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by EQV. EQV is not a party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the EQV SEC Documents to be inaccurate in any material respect or (b) entitle any Person to any portion of the proceeds in the Trust Account other than as set forth in the BCA. There are no Proceedings (or to the Knowledge of EQV, investigations) pending or, to the Knowledge of EQV, threatened with respect to the Trust Account.

Section 4.13 EQV SEC Documents; Financial Statements; Controls.

(a) EQV has timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Securities Exchange Act, as applicable, since the consummation of the initial public offering of EQV’s securities (all such forms, reports, schedules, statements and other documents filed or furnished with the SEC together with any amendments, restatements, supplements, exhibits and schedules thereto and other information incorporated therein, the “EQV SEC Documents”). As of their respective dates, each of the EQV SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such EQV SEC Documents (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder). None of (i) the EQV SEC Documents contained, when filed or, if amended prior to the Execution Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading or (ii) any other EQV SEC Documents, any document submitted to any other Governmental Entity or any announcement or public statement regarding the Transactions (including the Signing Press Release and the Closing Press Release) submitted after the Execution Date and prior to the Closing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the EQV SEC Documents. To the Knowledge of EQV, as of the Execution Date, neither the SEC nor other Governmental Entity is conducting any investigation or review of any EQV SEC Document. No notice of any SEC review or investigation of EQV or the EQV SEC Documents has been received by EQV. Since the consummation of the initial public offering, all comment letters received by EQV from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of EQV are publicly available on the SEC’s EDGAR website.

(b) The EQV SEC Documents contain true and complete copies of EQV’s financial statements. Each of the financial statements of EQV included in the EQV SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the Execution Date, as of the date of such amendment, with the rules and regulations of the SEC, the Securities Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable) with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Securities Exchange Act), in the case of audited financials, were audited in accordance with the standards of the PCAOB and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of EQV, as of their respective dates and the results of operations and the cash flows of EQV, for the periods presented therein.

(c) The books of account and other financial records of EQV have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of EQV have been properly recorded therein in all material respects. EQV has devised and maintains a system of internal accounting policies and controls sufficient to provide reasonable assurances that (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) the transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of EQV is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(d) EQV has not identified and has not received written notice from an independent auditor of (i) significant deficiency or material weakness in the system of internal controls utilized by EQV; (ii) fraud, whether or not material, that involves EQV’s management or other employees who have a role in the preparation of financial statements or the internal controls utilized by EQV; or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to materially and adversely affect EQV’s ability to record, process, summarize and report financial information.

(e) Since the consummation of the initial public offering of EQV’s securities, EQV has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any EQV SEC Document. Each such certification is correct and complete. EQV maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning EQV is made known on a timely basis to the individuals responsible for the preparation of EQV’s SEC filings. As used in this Section 4.13, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(f) EQV has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) As of their respective dates, all forms, reports, schedules, statements and other documents filed by EQV with the SEC during the Pre-Closing Period, under the Securities Act and the Securities Exchange Act, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), will have complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such documents (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder). None of such forms, reports, schedules, statements and other documents will contain, when filed or, if amended during the Pre-Closing Period, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.14 Listing. Since its initial public offering, EQV has complied, and is currently in compliance, in all material respects with all applicable listing and corporate governance rules and regulations of the Stock Exchange. The classes of securities representing issued and outstanding EQV Shares and EQV Warrants are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on the Stock Exchange. There is no Proceeding pending or, to the Knowledge of EQV, threatened against EQV by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the EQV Public Securities or prohibit or terminate the listing of the EQV Public Securities on the Stock Exchange. EQV has taken no action that would reasonably be likely to result in the termination of the registration of the EQV Public Securities under the Securities Exchange Act. EQV has not received any written or, to the Knowledge of EQV, oral deficiency notices from the Stock Exchange relating to the continued listing requirements of the EQV Public Securities.

Section 4.15 Investment Company; Emerging Growth Company. EQV is not an “investment company” within the meaning of the Investment Company Act of 1940. EQV constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.16 Inspections; EQV’s Representations. EQV is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and investment in businesses such as the Company’s business. EQV has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement (as applicable). EQV agrees to engage in the Transactions based upon, and has relied on, its own inspection and examination of the Company’s business and on the accuracy of the representations and warranties set forth in Article III and any Ancillary Agreement or certificate delivered by the Company pursuant to this Agreement and disclaims reliance upon any express or implied representations or warranties of any nature made by the Company or its Affiliates or Representatives, except for those set forth in Article III and in any Ancillary Agreement or certificate delivered by the Company pursuant to this Agreement.

Section 4.17 Related Person Transactions. Except as set forth on Schedule 4.17 of the EQV Disclosure Schedules and other than the private placement of securities in connection with EQV’s initial public offering and any transactions or Contracts entered into after the Execution Date that are either permitted by or entered into in accordance with Section 5.2, there are no transactions or Contracts, or series of related transactions or Contracts (the “Sponsor Related Person Transactions”) between any EQV Party, Sponsor or its Affiliates, on the one hand, and any EQV Party, any officer, director, manager or Affiliate of any EQV Party or, to the Knowledge of EQV, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed by EQV in the EQV SEC Documents.

Section 4.18 No Other Company Representations and Warranties. EACH EQV PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, INCLUDING THE SPONSOR AND PRESIDIO, HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN ARTICLE III OR IN ANY ANCILLARY AGREEMENT OR CERTIFICATE DELIVERED BY THE COMPANY PURSUANT TO THIS AGREEMENT (A), NEITHER THE COMPANY NOR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE EQV PARTIES, THE SPONSOR OR PRESIDIO OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING, AND (B) NONE OF THE EQV PARTIES NOR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING THE SPONSOR AND PRESIDIO, RELIED ON ANY REPRESENTATION OR WARRANTY FROM OR ANY OTHER INFORMATION PROVIDED BY THE COMPANY OR ANY AFFILIATE THEREOF, INCLUDING THE COMPANY UNITHOLDER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN ARTICLE III OR IN ANY ANCILLARY AGREEMENT OR CERTIFICATE DELIVERED BY THE COMPANY PURSUANT TO THIS AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING IN THIS Section 4.18 SHALL LIMIT ANY CLAIM OR CAUSE OF ACTION (OR RECOVERY IN CONNECTION THEREWITH) WITH RESPECT TO FRAUD.

Article V
COVENANTS RELATING TO THE CONDUCT
OF THE COMPANY AND THE EQV PARTIES

Section 5.1 Interim Operating Covenants of the Company. From and after the Execution Date until the earlier of the date this Agreement is terminated in accordance with Article IX and the Closing Date (such period, the “Pre-Closing Period”):

(a) the Company shall (i) conduct and operate its business in the Ordinary Course of Business and (ii) use commercially reasonable efforts to preserve its relationships with material customers, suppliers, distributors and others with whom the Company has a material business relationship, except, in each case, (x) with the prior written consent of Presidio (such consent not to be unreasonably withheld, conditioned or delayed); provided, if Presidio fails to respond within five Business Days after the Company’s request thereof, Presidio shall be deemed to have consented to such requested action by the Company; (y) as expressly contemplated by this Agreement and the Ancillary Agreements or required by applicable Law or (z) as set forth on Schedule 5.1(a) of the Company Disclosure Schedules; and

(b) without limiting Schedule 5.1(a), except (i) with the prior written consent of Presidio (such consent not to be unreasonably withheld, conditioned or delayed), provided if Presidio fails to respond within five Business Days after the Company’s request thereof, Presidio shall be deemed to have consented to such requested action by the Company; (ii) as expressly contemplated by this Agreement and the Ancillary Agreements or required by applicable Law; or (iii) as set forth on Schedule 5.1(b) of the Company Disclosure Schedules, the Company shall not:

(i) amend, supplement, restate or otherwise change the Governing Documents of the Company;

(ii) issue, sell, dispose of, pledge or grant, or authorize the issuance, sale, pledge, disposition or grant of, any Equity Interests of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such Equity Interests, or any other equity-linked ownership interest (including, without limitation, any phantom interest), of the Company;

(iii) (A) sell, lease, abandon or otherwise dispose of their assets or properties (including the Oil and Gas Properties) other than (x) sales and dispositions of Hydrocarbons, inventory, equipment or materials made in the Ordinary Course of Business or sales or dispositions of obsolete or materially worthless assets at the time of their retirement, (y) sales, leases, exchanges or swaps of Oil and Gas Properties or other related assets in the Ordinary Course of Business, and (z) the assignment of the Excluded Assets and Excluded Liabilities as contemplated in Section 6.15, or (B) create, subject to or incur any Lien (other than Permitted Liens) on their assets or properties (including the Oil and Gas Properties);

(iv) form any subsidiary or acquire (whether by merging or consolidating with, purchasing the equity securities in or a substantial portion of the assets of, or by any other manner), directly or indirectly (except with respect to Section 6.16 and Section 6.17), (A) any Equity Interests or any other interests in any other entity (or division thereof) or enter into a joint venture with any other entity, or (B) any material assets, properties or interests, other than (x) acquisitions for which the consideration is less than $75,000 in the aggregate, (y) the exchange or swap of Oil and Gas Properties or other related assets in the Ordinary Course of Business or (z) farmout, farmin, participation, acreage trades, swaps of other Oil and Gas Properties, Oil and Gas Leases, or similar agreements, in each case, executed in the Ordinary Course of Business;

(v) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Equity Interests, other than tax distributions in the Ordinary Course of Business;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its Equity Interests;

(vii) except with respect to suspense funds or Hedge Contracts, in each case, entered into in the Ordinary Course of Business, incur any Company Indebtedness or issue any debt securities or assume, guarantee or otherwise become responsible or liable for, or grant any Liens (other than Permitted Liens) to secure, such obligations of any person, or make any loans, advances or capital contributions to, or investments in, any Person or grant any security interest in or other Lien on any of its assets or amend or otherwise modify any Company Indebtedness (or any Contract governing any Company Indebtedness), in each of the foregoing cases in excess of $75,000 in the aggregate;

(viii) except as required by any existing Company Employee Benefit Plan set forth on Schedule 3.23(a) of the Company Disclosure Schedule, this Agreement or applicable Law, (A) establish, adopt, materially amend and/or terminate any Company Employee Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be an Company Employee Benefit Plan if in effect on the date hereof, (B) grant, announce or promise any increase in, or accelerate, or commit to accelerate, the funding, payment, or vesting of, any compensation or benefits payable, or to become payable to, any current or former employee, director, officer or other individual service provider of the Company including under any Company Employee Benefit Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement, (C) grant, promise, or announce any cash or equity or equity-based incentive awards, transaction, retention, bonus, change in control, severance, termination or similar compensation payable to any current or former employee, director, officer or other individual service provider of the Company (or any of their respective dependents or beneficiaries), (D) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, or terminate the employment or engagement of, any current or former employee, officer, director or other individual service provider of the Company whose annualized compensation opportunities exceed $25,000 (other than for cause as determined by the Company in good faith) or (E)(i) negotiate, establish, amend, modify, extend, terminate, or enter into any CBA or (ii) recognize or certify any labor union, works council, trade union, employee organization or other similar representative of employees or group of employees as representatives of any current or former employee of the Company;

(ix) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, material reductions in compensation, temporary layoffs or similar actions, in each case, that would trigger the WARN Act;

(x) waive or release any material noncompetition, nonsolicitation, or nondisclosure obligation of any current or former employee or other individual service provider;

(xi) enter into or amend in any material respect any Affiliated Transaction (or any contractual or other arrangement, that if existing on the date of this Agreement, would have constituted an Affiliated Transaction), other than as required under this Agreement or the Ancillary Agreements or by the Transactions;

(xii) materially amend (other than reasonable amendments in the Ordinary Course of Business or amendments made in connection with or in preparation for any Transactions) any accounting policies or procedures, other than as required by GAAP;

(xiii) (A) amend any material Tax Return, (B) file any income or other material Tax Return in a manner materially inconsistent with past practices, (C) change any material method or period of Tax accounting, (D) make, change or rescind any material election relating to Taxes (including, for the avoidance of doubt, any election that results in the Company being treated as other than a partnership or a disregarded entity for U.S. federal (and applicable state and local) income tax purposes), (E) settle or compromise any U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes, (F) surrender any right to claim a Tax refund, (G) enter into any Tax sharing, allocation, indemnity or similar agreement (other than an agreement, contract or arrangement the primary purpose of which does not relate to Taxes), (H) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, or (I) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) with or make any request for a private letter ruling, administrative relief, change of any method of accounting or other similar request with a Taxing Authority with respect to any Tax item;

(xiv) except as done in the Ordinary Course of Business, (A) amend, modify or consent to the termination (excluding any expiration or automatic extension or automatic termination in accordance with its terms) of any Material Contract, or (B) amend or modify any material Oil and Gas Lease or waive or consent to the extension, renewal or termination (excluding any extension, renewal, expiration or automatic termination in accordance with its terms);

(xv) enter into any Contract or arrangement in excess of $75,000 that would have been a Material Contract or Oil and Gas Lease had it been entered into prior to the date of this Agreement, except in each case in the Ordinary Course of Business;

(xvi) voluntarily fail to maintain in full force and effect, cancel or materially reduce coverage under any material Insurance Policies;

(xvii) enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement (for avoidance of doubt, this shall not apply to any geographic expansion of existing lines of business);

(xviii) disclose any trade secrets or other proprietary and Confidential Information of the Company (other than pursuant to a written confidentiality and non-disclosure agreement entered into in the Ordinary Course of Business or in connection with the Transactions);

(xix) permit any item of material Owned Intellectual Property to lapse or to be abandoned (other than any Intellectual Property expiring at the end of its statutory term), invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees required or advisable to maintain and protect its interest in each material item of Owned Intellectual Property;

(xx) waive, release, assign, settle or compromise any material Proceeding against the Company, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $250,000 in the aggregate;

(xxi) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(xxii) enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(xxiii) (A) materially amend or modify any Contracts relating to any Company Indebtedness for borrowed money with an outstanding principal amount in excess of $75,000 or waive any such rights or (B) upon an event of default, as such term (or any comparable term) is defined therein, under the terms of any Contracts relating to any Company Indebtedness, fail to promptly notify EQV and Presidio of any such event of default under such Contract; or

(xxiv) enter into any binding agreement or otherwise make a binding commitment with respect to any of the foregoing.

(c) Nothing contained herein shall be deemed to give the EQV Parties or Presidio, directly or indirectly, the right to control or direct the Company or any operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions hereof, control over its business and operations.

Section 5.2 Interim Operating Covenants of EQV.

(a) During the Pre-Closing Period, except (x) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated or permitted by this Agreement, the Ancillary Agreements and the BCA or required by applicable Law or (z) as set forth on Schedule 5.2(a) of the EQV Disclosure Schedules, the EQV Parties shall not:

(i) amend, supplement, restate or otherwise modify any of the EQV Governing Documents, the Governing Documents of the other EQV Parties or the Trust Agreement;

(ii) withdraw any of the Trust Amount, other than as permitted by the EQV Governing Documents or the Trust Agreement;

(iii) other than in connection with (i) the Subscription Agreements, (ii) the Series A Preferred SPA (as defined in the BCA), and (iii) the Permitted Equity Subscription Agreements (as defined in the BCA), issue or sell, or authorize to issue or sell, any Equity Interests, or any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any Equity Interests of any EQV Party;

(iv) other than in connection with the EQV Share Redemption (as defined in the BCA), declare, set aside or pay any dividend or make any other distribution or return of capital (whether in cash or in kind) to the equityholders of EQV;

(v) adjust, reclassify, subdivide, split, combine, redeem or reclassify any of the EQV Interests;

(vi) (A) incur, assume, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any EQV Party Indebtedness (as defined in the BCA) for borrowed money, (B) make any loans, advances or capital contributions to, or investments in, any Person (other than an EQV Party) or (C) amend or modify any EQV Party Indebtedness for borrowed money;

(vii) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by EQV to the Sponsor, EQV’s officers or directors, or any Affiliate of the Sponsor or EQV’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the Transactions;

(viii) commit to making or make or incur any capital commitment or capital expenditure;

(ix) waive, release, assign, settle or compromise any pending or threatened Proceeding, other than Proceedings which are not material to EQV and which could not affect the Transactions;

(x) buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material portion of assets, securities, properties, interests or businesses of any Person;

(xi) enter into any new line of business;

(xii) (A) amend any material Tax Return, (B) file any income or other material Tax Return in a manner materially inconsistent with past practices, (C) change any material method or period of Tax accounting, (D) make, change or rescind any material election relating to Taxes (including, for the avoidance of doubt, any election that results in any EQV Party being treated as other than the tax entity type set forth on Schedule 4.9(i) of the EQV Disclosure Schedules), (E) settle or compromise any U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes, (F) surrender any right to claim a Tax refund, (G) enter into any Tax sharing, allocation, indemnity or similar agreement (other than an agreement, contract or arrangement the primary purpose of which does not relate to Taxes), (H) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, or (I) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) with or make any request for a private letter ruling, administrative relief, change of any method of accounting or other similar request with a Taxing Authority with respect to any Tax item;

(xiii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any EQV Party;

(xiv) take any action that would reasonably be expected to significantly delay or impair (A) the timely filing of any of its public filings with the SEC (giving effect to any permitted extensions), (B) its compliance in all material respects with applicable securities Laws or (C) the listing of the Purchaser Class A Shares on the Securities Exchange; or

(xv) agree or commit in writing to do any of the foregoing.

(b) Nothing contained herein shall be deemed to give the Company, directly or indirectly, the right to control or direct any EQV Party prior to the Closing. Prior to the Closing, the EQV Parties shall exercise, consistent with the terms and conditions hereof, control over their respective businesses.

Article VI
PRE-CLOSING & CLOSING AGREEMENTS

Section 6.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions set forth herein, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the Transactions), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, and the Company shall use commercially reasonable best efforts, and the EQV Parties and Presidio shall cooperate in all reasonable respects with the Company, to solicit and obtain any consents of any Persons that may be required in connection with the Transactions prior to the Closing; provided, however, that no Party or any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Subject to the terms set forth herein, each Party shall take such further actions (including the execution and delivery of such further instruments and documents) as reasonably requested by any other Party to effect, consummate, confirm or evidence the Transactions and carry out the purposes of this Agreement.

Section 6.2 Status Preservation.

(a) Listing. During the Pre-Closing Period, EQV shall use reasonable best efforts to ensure the EQV Class A Shares and EQV Public Warrants continue to be listed on the Stock Exchange.

(b) Qualification as an Emerging Growth Company. EQV shall, at all times during the Pre-Closing Period use reasonable best efforts to (i) take all customary actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (ii) not take any action that in and of itself would cause EQV to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

(c) Public Filings. During the Pre-Closing Period, EQV will use reasonable best efforts to have timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC under the Securities Act or the Securities Exchange Act and will otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 6.3 Stock Exchange Listing. Prior to the Closing, Purchaser shall use reasonable best efforts to cause the Purchaser Class A Shares to be issued in connection the Transactions and the Presidio Transactions to be approved for listing on the Securities Exchange, including by submitting prior to the Closing an initial listing application with the Securities Exchange (the “Securities Exchange Listing Application”) with respect to such shares, subject to official notice of issuance. The Company shall promptly furnish all information concerning itself and its Affiliates as may be reasonably requested by EQV and Purchaser and shall otherwise reasonably assist and cooperate with EQV and Purchaser in connection with the preparation and filing of the Securities Exchange Listing Application.

Section 6.4 Confidential Information. During the Pre-Closing Period, each Party acknowledges and agrees that they shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein and shall apply to the Company as an Affiliate of EQV therein. Each of EQV, the Company and Presidio acknowledge and agree that, notwithstanding anything to the contrary in the Confidentiality Agreement, the Confidentiality Agreement hereby is amended as between such Parties to extend the term of the Confidentiality Agreement until the later of (a) the Closing Date or (b) the date that is two (2) years from the date this Agreement is validly terminated pursuant to Section 9.1. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and Representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each of the Company and the Company Unitholder hereby agrees, that during the Pre-Closing Period, except in connection with or support of the Transactions or at the request of EQV or any of its Affiliates or its or their Representatives, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of EQV, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 6.5 Access to Information. During the Pre-Closing Period, upon reasonable prior notice, the Company shall (and shall cause and direct its Affiliates to) afford the EQV Parties, Presidio and their respective Representatives reasonable access, during normal business hours, to the properties, employees, books and records of the Company and its Affiliates and furnish to such Representatives such additional financial and operating data and other information regarding the business of the Company as the EQV Parties, Presidio or their respective Representatives may from time to time reasonably request for purposes of consummating the Transactions; provided, that nothing herein shall require the Company or its Affiliates to provide access to, or to disclose any information to, the EQV Parties, Presidio or any of their respective Representatives if such access or disclosure, in the good faith reasonable belief of the Company, as applicable, (a) would waive any legal privilege or (b) would be in violation of applicable Contracts, Laws or regulations of any Governmental Entity. In no event shall the EQV Parties, Presidio or their respective Representatives be entitled to conduct any invasive or intrusive sampling or testing of air, soil, subsurface strata, sediment, surface water, groundwater or any other materials or equipment at, on or under the Leased Real Property or any other property owned, leased or operated by the Company or any of its Affiliates prior to the Closing.

Section 6.6 Notification of Certain Matters. During the Pre-Closing Period, each Party shall disclose to the other Parties in writing any development, fact or circumstance of which such Party has Knowledge, arising before or after the Execution Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 8.1, Section 8.2 or Section 8.3 to be satisfied.

Section 6.7 Regulatory. During the Pre-Closing Period, the EQV Parties and the Company shall (and shall cause and direct their Affiliates to) use commercially reasonable efforts to cooperate and assist Presidio in the preparation of, and shall execute and deliver, on forms reasonably acceptable to such Persons and Presidio, any state or other change of control, transfer orders, letters-in-lieu and such other reasonable and customary forms and documents as may be required to transfer operatorship of the Operated Oil and Gas Properties to Presidio Petroleum at the Closing and to direct any third party operators and purchasers of production from the Operated Oil and Gas Properties to make payment as directed by Presidio from and after the Closing Date. The EQV Parties and the Company further agree, that as to the Operated Oil and Gas Properties operated by any Affiliate of such Person, the EQV Parties and the Company shall (and shall cause and direct such Affiliates to) use commercially reasonable efforts to support Presidio Petroleum’s efforts to become successor operator of such Operated Oil and Gas Properties (to the extent permitted under any applicable joint operating agreement) effective as of Closing and to designate or appoint, to the extent legally possible and permitted under any applicable joint operating or similar agreement or applicable laws or regulations, Presidio Petroleum as successor operator of such Oil and Gas Properties effective as of Closing; provided, that neither the Company nor EQV Operating shall bear any liability, be deemed to be in breach of this Agreement, or be required to incur any out-of-pocket expense with respect to its use of commercially reasonably efforts to overcome any limitations on legal constraints or permissions under any such agreement, Laws or regulations of any Governmental Entity, and operatorship would be determined in accordance with the terms of such agreements, Laws or regulations of any Governmental Entity.

Section 6.8 Communications; Press Release; SEC Filings.

(a) Prior to the Closing, none of the Parties shall, and each Party shall cause its Affiliates not to, make or issue any public release or public announcement concerning this Agreement or the Transactions without the prior written consent of each of the Parties, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) each Party may make any such announcement which it in good faith believes is necessary or advisable in connection with any required Law or which is required by the requirements of any national securities exchange applicable to such Party and (ii) the Company Unitholder or Affiliate of a Party that is a private equity, venture capital or investment fund may make customary disclosures to its existing or potential financing sources, including direct or indirect limited partners and members (whether current or prospective) solely to the extent that such disclosures do not constitute material nonpublic information and are subject to customary obligations of confidentiality (it being understood that, to the extent practicable, the Party making such public announcement shall provide such announcement to the other Parties prior to release and consider in good faith any comments from such other Parties); provided, further, that each Party may make announcements regarding this Agreement and the Transactions consisting solely of information contained in and otherwise consistent with any such mutually agreed press release or public announcement (including, for the avoidance of doubt, the Registration Statement/Proxy Statement and the Signing Form 8-K) to their directors, officers, employees, service providers, other material business relationships and other interested parties without the consent of the other Parties.

(b) Notwithstanding the foregoing, each of the Parties agree that EQV and Purchaser shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of the BCA and this Agreement (the “Signing Form 8-K”), and EQV and Presidio shall issue a mutually agreeable press release announcing the execution of the BCA and this Agreement (the “Signing Press Release”). Prior to filing with the SEC, EQV and Purchaser will make available to the Company a draft of the Signing Form 8-K and the Signing Press Release and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.

(c) As promptly as reasonably practicable after the date of this Agreement, EQV, Purchaser, and Presidio shall prepare, and EQV and Purchaser shall file with the SEC, the Registration Statement/Proxy Statement, which shall comply as to form and substance, in all material respects, with, as applicable, the EQV Governing Documents, the Purchaser Governing Documents, provisions of the Securities Act, and the rules and regulations promulgated thereunder and any other applicable Law and rules and regulations of the Stock Exchange, for the purpose of soliciting proxies from the EQV Stockholders to vote at the EQV Special Meeting in favor of the EQV Stockholder Voting Matters and the adoption and approval of such other matters as EQV and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions. Each of EQV, the Purchaser and Presidio shall use its reasonable best efforts to keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, EQV shall cause the same to be mailed to its members of record, as of the record date (the “EQV Record Date”) to be established by the EQV Board as promptly as practicable after, but in any event within five Business Days of, the SEC confirming that they have completed their review of the Registration Statement/Proxy Statement.

(d) Prior to filing with the SEC, EQV and the Purchaser will make available to the Company drafts of the Registration Statement/Proxy Statement and any other documents to be filed with the SEC, both preliminary and final or definitive, and drafts of any amendment or supplement to the Registration Statement/Proxy Statement or such other document, including responses to any SEC comment letters, and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. EQV and the Purchaser will advise the Company, promptly after they receive notice thereof, of (i) the time when the Registration Statement/Proxy Statement has been filed; (ii) receipt of oral or written notification of the determination to review or completion of the review by the SEC; (iii) the filing of any supplement or amendment to the Registration Statement/Proxy Statement; (iv) any request by the SEC for amendment of, or supplements to, the Registration Statement/Proxy Statement; (v) any comments, written or oral, from the SEC relating to the Registration Statement/Proxy Statement and responses thereto; (vi) requests by the SEC for additional information in connection with the Registration Statement/Proxy Statement; (vii) the issuance of any stop order relating thereto or the suspension of the qualification of the Purchaser Class A Shares and EQV Public Warrants (solely after giving effect to the assumption thereof by Purchaser in connection with the closing of the Presidio Transactions) for offering or sale in any jurisdiction (it being understood that EQV and Purchaser shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated); and (viii) the time of effectiveness of the Registration Statement/Proxy Statement. EQV and the Purchaser shall consult with the Company regarding, and supply the Company with copies of, all material correspondence between EQV, the Purchaser or any of their respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Registration Statement/Proxy Statement. In consultation with the Company, EQV and the Purchaser shall promptly respond to any comments of the SEC on the Registration Statement/Proxy Statement, and the Parties shall use their respective reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Registration Statement/Proxy Statement.

(e) If, at any time prior to the EQV Special Meeting, any Party discovers or becomes aware of any information that should be set forth in an amendment or supplement to the Registration Statement/Proxy Statement, so that the Registration Statement/Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall inform the other Parties and EQV and the Purchaser shall promptly file (and EQV, the Purchaser and the Company shall cooperate in preparing, to the extent necessary) an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Law, transmit to the EQV Stockholders such amendment or supplement to the Registration Statement/Proxy Statement containing such information.

(f) The Parties acknowledge that a substantial portion of the Registration Statement/Proxy Statement and certain other forms, reports and other filings required to be made by EQV and/or the Purchaser, as applicable, under the Securities Act and Securities Exchange Act in connection with the Transactions (collectively, “Additional Filings”) shall include disclosure regarding the Company and the business of the Company and the management, operations and financial condition of the Company. Accordingly, the Company agrees to, as promptly as reasonably practicable, provide EQV, the Purchaser and Presidio with all information concerning the Company Unitholder, the Company and their respective business, management, operations and financial condition, in each case, that is reasonably required to be filed in any Additional Filing. The Company shall make its directors, officers, managers and employees, in each case during normal business hours and upon reasonable advanced notice, available to EQV, the Purchaser, Presidio and their respective counsel, auditors and other Representatives in connection with the drafting of the Registration Statement/Proxy Statement, Additional Filings and any other EQV SEC Documents as reasonably requested by the applicable party, and responding in a timely manner to comments thereto from the SEC. EQV and the Purchaser shall use their respective reasonable best efforts to make all necessary filings with respect to the Transactions under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, shall provide the Company with a reasonable opportunity to comment on drafts of any such filings and shall consider such comments in good faith, and the Company shall reasonably cooperate in connection therewith.

(g) At least five days prior to Closing, EQV and the Purchaser shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the closing of the Presidio Transactions and the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the Transactions pursuant to Form 8-K (the “Closing Form 8-K”) in accordance with the terms and conditions of the BCA. Prior to the Closing, EQV, the Purchaser and Presidio shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). EQV and the Purchaser shall provide the Company with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Concurrently with the Closing, EQV and the Purchaser shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

Section 6.9 EQV Special Meeting.

(a) As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, EQV shall take all actions in accordance with applicable Law, and the EQV Governing Documents, and the rules of the Stock Exchange to duly call, give notice of, convene and promptly hold the EQV Special Meeting for the purpose of considering and voting upon the EQV Stockholder Voting Matters, which meeting shall be held not more than 25 days after the date on which EQV completes the mailing of the Registration Statement/Proxy Statement to the EQV Stockholders pursuant to the terms of this Agreement.

(b) The EQV Board shall recommend adoption of the BCA, this Agreement and approval of the EQV Stockholder Voting Matters and include such recommendation in the Registration Statement/Proxy Statement, and, unless this Agreement has been duly terminated in accordance with the terms herein, neither the EQV Board nor any committee thereof shall (a) change, withdraw, withhold, qualify or modify, or publicly propose or resolve to change, withdraw, withhold, qualify or modify the recommendation of the EQV Board that the EQV Stockholders vote in favor of the approval of the EQV Stockholder Voting Matters, (b) adopt, approve, endorse or recommend any EQV Party Competing Transaction or (c) agree to take any of the foregoing actions. Notwithstanding anything in the BCA or this Agreement to the contrary, at any time prior to, but not after, obtaining approval of the EQV Stockholder Voting Matters, the EQV Board may make a Change in Recommendation (as defined in the BCA) in accordance with the BCA.

(c) Unless the BCA or this Agreement has been duly terminated in accordance with the terms therein or herein, EQV shall take all reasonable lawful action to solicit from the EQV Stockholders proxies in favor of the proposals to adopt the BCA and this Agreement and approve the EQV Stockholder Voting Matters and shall take all other action reasonably necessary or advisable to secure the approval of the EQV Stockholder Voting Matters. Notwithstanding anything to the contrary contained in the BCA or this Agreement, EQV may adjourn or postpone the EQV Special Meeting as set forth in the BCA.

Section 6.10 Expenses. Except as otherwise provided herein, each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the Transactions; provided, that, (a) if the Closing occurs, at and in connection therewith, EQV shall pay, or cause to be paid, all Transaction Expenses and (b) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, the Company Transaction Expenses and the EQV Parties shall pay, or cause to be paid, the EQV Party Transaction Expenses.

Section 6.11 Affiliate Obligations. On or before the Closing Date, except as provided for in this Agreement and any Ancillary Agreements, the Company shall take all actions necessary to cause all Liabilities of the Company under any Affiliated Transaction listed on Schedule 6.11 of the Company Disclosure Schedules to be terminated in full without any further force and effect and without any cost to or other Liability to the Company, Presidio or the EQV Parties.

Section 6.12 Employee Matters.

(a) Purchaser and the Company acknowledge and agree that, until the Closing Date, Presidio may, in its sole discretion, interview and extend offers of employment to any or all of the employees specified on Schedule 6.12(a) of the Company Disclosure Schedules (such employees, the “EQV Operating Employees”). Such offer shall provide for terms and conditions of employment, including an annual base salary or hourly wage rate, as applicable, position, title and other terms to be determined in Presidio’s sole discretion.

(b) On the Closing Date, the Company shall provide to the Purchaser a true, accurate, and complete list of the name of each employee of the Company, of EQV Operating or of EQV Employee Management who has suffered an “employment loss” (as defined in WARN Act) during the 90-day period preceding the Execution Date and setting forth for each such person: (i) reason for the employment loss, (ii) last job title(s) and department, (iii) work location, and (iv) date of termination. If no “employment loss” has occurred during such 90-day period, then the Company shall provide the Purchaser a written confirmation of such. If a “mass layoff” (as defined in the WARN Act) occurs or is deemed to occur with respect to the EQV Operating Employees at any time on or after the Execution Date, the Purchaser shall be solely responsible for providing all notices required under the WARN Act, including coordinating with the Company and EQV Operating to ensure any required pre-Closing notices are sent and, if notices are unable to be timely sent, payment of all amounts, penalties, liabilities, costs and expenses.

(c) The Company and EQV Operating will reasonably promptly provide Presidio with such information or documents as Presidio reasonably requires to comply with its obligations under this Section 6.12.

(d) This Section 6.12 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.12 express or implied, shall confer upon any other Person, other than EQV Operating or EQV Employee Management, any rights or remedies of any nature whatsoever under or by reason of this Section 6.12. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The Parties hereto acknowledge and agree that the terms set forth in this Section 6.12 shall not create any right in any employee or any other Person to any continued employment with the Company, EQV Operating, EQV Employee Management, Presidio or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 6.13 No EQV Stock Transactions. During the Pre-Closing Period, except as otherwise explicitly contemplated by this Agreement, neither the Company nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of EQV without the prior written consent of EQV.

Section 6.14 Permits; Bonds; Letters of Credit. To the extent required by any Law, prior to the Closing, the EQV Parties shall maintain or use commercially reasonable efforts to obtain from any Governmental Entity, as applicable, all Permits, bonds, and letters of credit set forth on Schedule 3.26 of the Company Disclosure Schedules that are necessary or required by Law to own and operate the Oil and Gas Properties at and as of the Closing.

Section 6.15 Assignment of Excluded Assets and Excluded Liabilities. Prior to the Closing, the Company shall, in consultation with Purchaser and Presidio, sell, assign, transfer, and convey the Excluded Assets and Excluded Liabilities to one or more Affiliates of the Company pursuant to a form or forms of conveyance in form and substance and with terms and conditions reasonably acceptable to Purchaser and Presidio such that at the Closing, the Excluded Assets and Excluded Liabilities will not be owned or operated by the Company.

Section 6.16 EQV Assignment. Prior to the Closing, the Company shall cause EQV Operating to, in consultation with Purchaser and Presidio, sell, assign, transfer, and convey the EQV Operating Assets to the Company pursuant to a form or forms of conveyance in customary form and substance and otherwise reasonably acceptable to Purchaser and Presidio (the “EQV Assignment”) such that at the Closing, the EQV Operating Assets will be owned and operated by the Company. From and after the Closing, the Parties shall, and the Company shall cause EQV Operating to, cooperate and use their respective reasonable best efforts to acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of the EQV Assignment.

Section 6.17 Records. On and following the Closing, the Company shall (and shall cause and direct its Affiliates, including for the avoidance of doubt, EQV Operating to), upon request by Purchaser and Presidio, cause any Records in the possession or control of such Affiliate to be transferred to the Company’s offices and make available to the Purchaser and Presidio (including Presidio Petroleum) such Records, in each case, in their current form and format as maintained by the Company and its Affiliates as of the Execution Date; provided, that any such Affiliate may retain written or electronic copies of the Records and provided further that neither the Company nor any Affiliate of the Company shall be required to (a) breach the terms of any contract with any third party that may be applicable to the Records, (b) incur any material out-of-pocket expenses to any third party, or (b) provide any files, records, information or data that are subject to attorney-client privilege, work product protection, or confidentiality obligations to third parties, unless such privilege or obligation can be waived or consent for such disclosure has been obtained, in which case the obligation to provide commercially reasonable efforts shall apply to the obtaining of any such consent or waiver.

Section 6.18 Exclusivity. From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Section 9.1, the Company and its Affiliates shall not, and shall cause their Subsidiaries and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or take any action to knowingly facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the EQV Parties and Presidio (and their respective Representatives, acting in their capacity as such) (a “Competing Buyer”) that may constitute, or would reasonably be expected to lead to, a Competing Transaction; (b) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Buyer regarding a Competing Transaction; (c) furnish (including through any virtual data room) any information relating to the Company or any of its assets or business, or afford access to the assets, business, properties, books or records of the Company to a Competing Buyer, in all cases for the purpose of assisting with or facilitating, or that would otherwise reasonably be expected to lead to, a Competing Transaction; (d) approve, endorse or recommend any Competing Transaction; or (e) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so.

Section 6.19 Transition Services Agreement. EQV Operating shall provide or cause to be provided to Presidio and its Affiliates certain transitional services on the terms and conditions of the Transition Services Agreement. Prior to the Closing, the Company and Presidio shall (and the Company shall cause EQV Operating to) work in good faith to agree to the additional representations, accounting and settlement mechanics to be set forth in the Transition Services Agreement, including (for the avoidance of doubt) with respect to the payment by EQV Operating to Presidio at the termination of any services provided thereunder, any amounts due to the Company in respect of EQV Operating Revenue Payables, EQV Operating JIB Accounts Receivables, EQV Operating Accounts Payable, EQV Operating Suspense and EQV Operating Cash.

Article VII
TAX MATTERS

Section 7.1 Certain Tax Matters.

(a) For U.S. federal (and applicable state or local) income Tax purposes, the Parties intend and agree that the Merger and the Specified BCA transfers, taken together, shall qualify for the Intended Tax Treatment. The Parties shall cooperate and use their respective reasonable best efforts for the Parties to obtain any tax opinions required to be filed with the SEC in connection with the filing of the Form S-4. If a Party intends to obtain any other opinion from a tax advisor in connection with the Merger, then the other Parties shall (and, if applicable, shall cause their respective Affiliates to, and shall use reasonable efforts to cause their respective equity owners to) cooperate in connection with the delivery of such opinion, including by providing any customary representation letters that may be reasonably requested by such tax advisor. Notwithstanding anything to the contrary in this Agreement, none of the Parties or their respective tax counsels are obligated to provide any tax opinion, nor will a tax opinion by any Party’s advisors be a condition precedent to the Merger. Notwithstanding anything herein to the contrary, none of the EQV Parties, the Company or the Company Unitholder will take, or omit to take, any action that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment. The Parties shall prepare and file all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any action or position inconsistent with the Intended Tax Treatment in any Tax Return, any Proceeding or otherwise for any Tax purposes, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code.

(b) Any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including any associated penalties and interest) incurred in connection with this Agreement and the Transactions (“Transfer Taxes”) will be borne and paid by Purchaser. Purchaser shall prepare and file, or cause to be prepared and filed, at Purchaser’s expense, all necessary Tax Returns and other documentation with respect to all Transfer Taxes. The Company Unitholder will, and will cause its Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation to the extent required under applicable Tax Law. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

Article VIII
CONDITIONS TO OBLIGATIONS OF PARTIES

Section 8.1 Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(a) No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the Transactions illegal or any Order in effect preventing the consummation of the Transactions.

(b) Required Vote. The EQV Required Vote shall have been obtained.

(c) Listing. The Purchaser Class A Shares being issued in connection with the Transactions, shall have been approved for the listing on the Securities Exchange, subject only to official notice of issuance.

(d) Registration Statement. The Registration Statement shall have become or been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect thereto and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e) Presidio Transactions. The Presidio Transactions have been consummated in accordance with the terms and conditions set forth in the BCA.

Section 8.2 Conditions to the Obligations of the EQV Parties. The obligations of the EQV Parties to consummate the transactions to be performed by each applicable EQV Party in connection with the Closing is subject to the satisfaction or written waiver by Presidio, at or prior to the Closing Date, of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations), in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein (other than in respect of the defined term “Material Contract” and in respect of Section 3.5), shall be true and correct as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a Material Adverse Effect.

(ii) The Company Fundamental Representations shall be true and correct in all respects as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than de minimis inaccuracies.

(b) Performance and Obligations of the Company. The covenants and agreements of the Company to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects.

(c) Officers Certificate. The Company shall deliver to Purchaser and Presidio a duly executed certificate from an authorized Person of the Company (the “Company Bring-Down Certificate”), in each case, dated as of the Closing Date, certifying, with respect to the Company, that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d) Company Deliverables. The Company shall have delivered to Purchaser and Presidio the various certificates, instruments and documents referred to in Section 2.3 (other than Section 2.3(d)).

Section 8.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by the Company, as applicable, in connection with the Closing is subject to the satisfaction or written waiver by the Company, at or prior to the Closing Date, of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the EQV Parties set forth in Article IV (other than the EQV Fundamental Representations), in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct when taken as a whole, would not have a material adverse effect on any EQV Party.

(ii) The EQV Fundamental Representations shall be true and correct in all respects as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date) other than de minimis inaccuracies.

(b) Performance and Obligations of the EQV Parties. The covenants and agreements of the EQV Parties to be performed or complied with on or before the Closing in accordance with this Agreement (other than the covenants and agreements of the EQV Parties set forth in Section 6.2, Section 6.3, Section 6.8, and Section 6.9) shall have been performed in all material respects.

(c) Officers Certificate. The EQV Parties shall deliver to the Company, a duly executed certificate from a director or an officer of each of the EQV Parties (the “EQV Bring-Down Certificate”) dated as of the Closing Date, certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) EQV Deliverables. The EQV Parties shall have delivered to the Company the various certificates, instruments and documents referred to in Section 2.4.

Section 8.4 Frustration of Closing Conditions. None of the Company, Presidio or EQV may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use reasonable best efforts to cause the Closing conditions of each such other Party to be satisfied.

Section 8.5 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article VIII that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

Article IX
TERMINATION; INDEMNIFICATION

Section 9.1 Termination. This Agreement may be terminated, and the Transactions abandoned at any time prior to the Closing, only as follows:

(a) by the mutual written consent of the Company, EQV and Presidio;

(b) by any of the Company, Presidio or EQV by written notice to the other Parties if any Governmental Entity has enacted any Law which has become final and non-appealable and has the effect of making the consummation of the Transactions illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the Transactions; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement hereof results in or causes such final, non-appealable Law or Order;

(c) by any of the Company, Presidio or EQV by written notice to the other Parties if the consummation of the Transactions shall not have occurred on or before the date that is six months following the date hereof, which date shall be extended automatically for 60 days to the extent the Parties are continuing to work in good faith toward the Closing (as may be extended, the “Outside Date”); provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any Party or any of its applicable Affiliates then in material breach of its representations, warranties, covenants or agreements under this Agreement or whose breach of any of its covenants or agreements under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Outside Date;

(d) by the Company by written notice to Presidio and EQV, if any EQV Party breaches in any material respect any of its representations or warranties contained herein or breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to the Company’s obligations to consummate the transactions set forth in Section 8.1 or Section 8.3 hereof not capable of being satisfied and (ii) after the giving of written notice of such breach or failure to perform to the EQV Parties by the Company, cannot be cured or has not been cured by the earlier of (x) the Outside Date and (y) 30 Business Days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to the Company if the Company is then in material breach of any representation, warranty, covenant or agreement contained herein;

(e) by Presidio by written notice to the Company, if the Company breaches in any material respect any of its representations or warranties contained herein or the Company breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to Purchaser’s and Merger Sub’s obligations to consummate the transactions set forth in Section 8.1 or Section 8.2 not capable of being satisfied and (ii) after the giving of written notice of such breach or failure to perform to the Company by Presidio, cannot be cured or has not been cured by the later of (x) the Outside Date and (y) 30 Business Days after the delivery of such written notice (in the case of clause (y), the Outside Date, as applicable, shall automatically be extended until the end of such 30 Business Day period, but in no event on more than one occasion) and none of Presidio or the EQV Parties has waived in writing such breach or failure; provided, however, the right to terminate this Agreement under this Section 9.1(e) shall not be available to Presidio if Presidio is then in material breach of any of its covenants or agreements contained herein;

(f) by any of the Company, Presidio or EQV by written notice to the other Parties if the EQV Special Meeting has been held (including any adjournment or postponement thereof), has concluded, the EQV Stockholders have duly voted, and the EQV Required Vote was not obtained; or

(g) by any of the Company, Presidio or EQV by written notice to the other Parties if the BCA is validly terminated on its terms.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 6.8(a), Section 6.9, this Section 9.2 and Article X hereof survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement.

Section 9.3 Indemnification.

(a) Following the Closing, the Company Unitholder and its Affiliates (other than the Company) (each, an “Indemnitor”) shall be responsible for, shall pay on a current basis and hereby agree to defend, indemnify, hold harmless and forever release each of Presidio and the EQV Parties, and all of its and their respective equityholders, partners, members, and Representatives (collectively, “Indemnified Parties”) from and against any and all losses, Liabilities, damages, claims, deficiencies, awards, costs, fees and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket expenses incurred in investigating, preparing or defending the foregoing), judgments, fines, assessments or deficiencies of any kind (collectively, “Losses”) suffered or incurred by any Indemnified Party, whether or not relating to third-party claims or incurred in the defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with the Excluded Assets and the Excluded Liabilities.

(b) In the event that any Proceeding for which an Indemnitor is or would reasonably be expected to be liable to an Indemnified Party hereunder is asserted, commenced or threatened in writing by a third party (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnitor, in writing (such notice, a “Claim Notice”) of such Third Party Claim. The failure of the Indemnified Party to give prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Indemnitor’s obligations with respect thereto, except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure (as determined by a court of competent jurisdiction). The Claim Notice shall (i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur Liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail, to the extent then known, each item of Loss included in the amount so stated, the basis for any anticipated Liability, and the computation of the amount to which such Indemnified Party claims to be entitled hereunder. The Indemnified Party shall enclose with the Claim Notice a copy of all papers delivered with respect to such Third Party Claim, if any, and any other documents reasonably necessary, as determined by the Indemnified Party, to evidence such Third Party Claim. The Indemnitor shall be entitled to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom at such Indemnitor’s sole cost and expense. If the Indemnitor assumes the defense of such Third Party Claim in accordance herewith: (i) the Indemnitor shall keep the Indemnified Party reasonably informed of the progress of such defense, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (or at the Indemnitor’s expense if the Indemnitor and the Indemnified Party are both named parties to the applicable Third Party Claim, and the Indemnified Party has been advised by counsel that there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnitor) and shall have a reasonable opportunity to participate in the defense of such Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof subject to the limitations set forth herein; (iii) the Indemnitor shall not be entitled to assume or control the defense of any Third Party Claim that (A) relates to or arises in connection with any criminal proceeding, (B) seeks an injunction or equitable relief or any conduct remedies against any Indemnified Party, or (C) involves a material customer, material supplier or other material commercial relationship of the business; (iv) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim (or, if the Indemnitor is entitled to control the defense of such Third Party Claim pursuant hereto, file any papers with respect thereto) without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed or conditioned), and (v) the Indemnitor shall not consent to the entry of any order or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be required if the settlement by its terms (A) obligates the Indemnitor to pay the full amount of the liability in connection with such Third Party Claim, (B) fully and finally releases the Indemnified Party completely in connection with such Third Party Claim, (C) does not impose any obligation or restriction on such Indemnified Party or its Affiliates and excludes any injunctive or non-monetary relief applicable to the Indemnified Party or any of its Affiliates, and (D) does not require any Indemnified Party or its Affiliates to (1) admit any wrongdoing or liability or acknowledge any rights of any person or (2) take or refrain from taking any action). The Indemnified Party shall use commercially reasonable efforts to respond, defend (subject to the Indemnitor’s right to assume the defense, as provided above), settle or otherwise deal with such claims, and cooperate, at the sole cost and expense of the Indemnitor, as applicable, in any such defense and give the Indemnitor reasonable access to and copies of information, records and documents reasonably relevant to the Third Party Claim. Whether or not the Indemnitor has assumed the defense of such Third Party Claim, the Indemnitor will not be obligated to indemnify the Indemnified Party hereunder with respect to any settlement entered into or any judgment consented to without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed or conditioned), if such consent is required pursuant to this Section 9.3(b). If the Indemnitor does not assume the defense of a Third Party Claim as provided in this Section 9.3(b) or withdraws from the defense of a Third Party Claim, the Indemnified Party will be entitled to assume such defense, at its sole cost and expense, including reasonable attorney’s fees and expenses, investigation expenses and all other expenses (or, if the Indemnified Party incurs a Loss with respect to the matter in question for which the Indemnified Party is entitled to indemnification pursuant to this Section 9.3(b) at the expense of the Indemnitor); provided, however, that (i) the Indemnitor shall have the right to participate in the defense of any such Third Party Claim at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof, and (ii) the Indemnitor will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment consented to without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, delayed or conditioned). The reimbursement of out-of-pocket fees, costs and expenses required by this Section 9.3(b) shall be reimbursed by the Indemnitors promptly upon written request by the Indemnified Party from time to time.

(c) The Indemnified Party will notify an Indemnitor in writing (a “Direct Claim Notice”) promptly of its discovery of any matter for which the Indemnitor is or would reasonably be expected to be liable to the Indemnified Party hereunder that does not involve a Third Party Claim, which Direct Claim Notice shall (i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail, to the extent then known, each item of Loss included in the amount so stated, the basis for any anticipated liability and the computation of the amount to which the Indemnified Party claims to be entitled hereunder; provided, that any failure to so notify the Indemnitor shall not release, waive or otherwise affect the Indemnitor’s obligations with respect thereto, except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure (as determined by a court of competent jurisdiction). The Indemnified Party shall reasonably cooperate and assist the Indemnitor, as applicable, at such party’s sole cost and expense, in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters.

(d) Payments by the Indemnitor pursuant to this Section 9.3 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Parties in respect of any such claim. The Indemnified Parties shall use their commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses.

(e) In the event that the Indemnified Parties receive recovery for any amount pursuant to this Section 9.3 from any third party, the Indemnitor shall be entitled to be reimbursed by the Indemnified Parties for such amount.

(f) From and after the Effective Time, the indemnification provisions set forth in this Article IX shall be the sole and exclusive remedy of Presidio and the EQV Parties and their Affiliates with respect to any and all claims arising under, out of, or related to this Agreement or the Transactions (whether based in contract, tort, statute, or otherwise). Without limiting the foregoing, each of EQV Party and Presidio hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, remedies, claims, and causes of action that it may have against the Company or its Affiliates or Representatives relating to the subject matter of this Agreement, other than claims for Fraud.

Article X
MISCELLANEOUS

Section 10.1 Amendment and Waiver. No amendment or modification of any provision hereof shall be valid unless the same shall be in writing and signed by the Parties. Any purported amendment or modification of any provision hereof that does not comply with this Section 10.1 shall be null and void. No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 10.2 Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when delivered by e-mail prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (c) one Business Day following sending by reputable overnight express courier (charges prepaid) or (d) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 10.2, notices, demands and communications to the Parties shall be sent to the addresses indicated below (or to such other address or addresses as the Parties may from time to time designate in writing):

Notices to the EQV Parties, prior to the Closing: EQV Ventures Acquisition Corp. 1090 Center Drive Park City, UT 84098		with copies (which shall be required for, but not constitute, notice) to: Kirkland & Ellis LLP 609 Main Street
Attention:	Jerome Silvey, III	Attention:	William J. Benitez, P.C.
	Tyson Taylor		Julian Seiguer, P.C.
	tyson.taylor@eqvgroup.com	Email:	wbenitez@kirkland.com
Email:	jerry.silvey@eqvgroup.com		julian.seiguer@kirkland.com

Notices to Presidio: Presidio Investment Holdings LLC 500 W. 7th Street Suite 1500 Fort Worth, Texas 76102 Attention: Brett Barnes		with a copy to (which shall be required for, but not constitute, notice) to: Sidley Austin LLP 1999 Avenue of the Stars 17th Floor Los Angeles, California 90067
Email: brett@bypresidio.com		Attention:	Joshua G. DuClos
Jeremy B. Pettit
Morgan Stanley Legal and Compliance			Jocelyne E. Kelly
1633 Broadway		E-mail:	jduclos@sidley.com
New York, NY 10019			jpettit@sidley.com
Attention: Calvin White; Sunil Hosmane			jocelyne.kelly@sidley.com
Email: calvin.white@morganstanley.com;
sunil.hosmane@morganstanley.com

Notices to the Company: EQV Resources LLC 9500 Westgate Road, Suite 200 Oklahoma City, Oklahoma 73162 sunil.hosmane@morganstanley.com		with a copy to (which shall be required for, but not constitute, notice) to: Baker Botts L.L.P. 910 Louisiana Street, Suite 3200 Houston, Texas 77002
Attention:	Jerome Silvey, III	Attention:	Andrew L. Schulte
	Tyson Taylor		Clay Brett
Email:	tyson.taylor@eqvgroup.com		Marisa White
	jerry.silvey@eqvgroup.com	E-mail:	andrew.schulte@bakerbotts.com
clay.brett@bakerbotts.com
marisa.white@bakerbotts.com

Notices to the Surviving Company and, following the Closing, Purchaser:		with a copy to (which shall be required for, but not constitute, notice) to:
EQV Resources LLC 500 W. 7th Street Suite 1500 Fort Worth, Texas 76102		Sidley Austin LLP 1999 Avenue of the Stars 17th Floor Los Angeles, California 90067
Attention: Brett Barnes		Attention:	Joshua G. DuClos
Email: brett@bypresidio.com			Jeremy B. Pettit
Jocelyne E. Kelly
		E-mail:	jduclos@sidley.com
jpettit@sidley.com
jocelyne.kelly@sidley.com

Section 10.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law, including in connection with a merger or consolidation or conversion of Purchaser) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 10.3 shall be null and void.

Section 10.4 Severability. Whenever possible, each provision hereof (or part thereof) shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof (or part thereof) or the application of any such provision (or part thereof) to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision (or part thereof) shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision (or part thereof), the Parties shall substitute in good faith as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision (or part thereof) as may be possible.

Section 10.5 Interpretation. The headings and captions used herein and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth herein. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits hereof. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 10.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any contract, lease or other agreement (including this Agreement) mean such contract, lease or other agreement as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts herein are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the EQV Parties and Presidio if such information or materials have been uploaded to the electronic data room maintained by the Company and its financial advisor on the “Presidio | K&E Legal Diligence: EQVR – K&E + Sidley + BakerBotts” online data site hosted by Box, Inc. for purposes of the Transactions (the “Data Room”) or otherwise provided to the EQV Parties’ and Presidio’s Representatives (including counsel) via e-mail, in each case with respect to the representations and warranties contained in Article III, at least one Business Day prior to the Execution Date or the Closing Date.

Section 10.6 Entire Agreement. This Agreement (together with the Disclosure Schedules and Exhibits to this Agreement), the Ancillary Agreements, the BCA and the Confidentiality Agreement (together with the Schedules and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the Transactions and the transactions contemplated by the Ancillary Agreements exclusively pursuant to the express terms and provisions of this Agreement and the Ancillary Agreements, and the Parties disclaim that they are owed any duties or are entitled to any remedies under this Agreement and the Ancillary Agreements not set forth in this Agreement and the Ancillary Agreements. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Notwithstanding anything to the contrary in this Section 10.6, in the event the Closing is not consummated pursuant to this Agreement, nothing set forth in this Agreement shall in any way amend, alter, terminate, supersede or otherwise effect the Parties’ or their respective Affiliates’ Equity Interests or any Contract to which the Parties or their respective Affiliates are party or are bound (other than (x) this Agreement and (y) the Confidentiality Agreements), including the certificates of incorporation, formation or limited partnership, bylaws, limited liability company agreements, limited partnership agreements and/or other similar governing documents of any of the Parties or their respective Subsidiaries.

Section 10.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, to the extent applicable, the Cayman Companies Act shall also apply to the Domestication. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 10.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 10.8 Non-Survival. Except as set forth in Section 9.3, the Parties, intending to modify any applicable statute of limitations, agree that none of the representations, warranties, covenants or agreements set forth in this Agreement or in any Ancillary Agreement or any certificate or letter of transmittal delivered hereunder including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for those covenants and agreements that by their terms contemplate performance, in each case, in whole or in part after the Closing, and then only with respect to the applicable period following the Closing (including any breaches occurring after the Closing), which shall survive until 30 days following the date of the expiration, by its terms of the obligation of the applicable Party under such covenant or agreement. Notwithstanding anything to the contrary contained herein, none of the provisions set forth herein shall be deemed a waiver by any Party of any right or remedy which such Party may have at Law or in equity in the case of Fraud.

Section 10.9 Trust Account Waiver. The Company acknowledges that EQV has established the Trust Account for the benefit of its public EQV Stockholders, which holds proceeds of its initial public offering. For and in consideration of EQV entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, for itself and the Affiliates and Persons it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to (a) the public EQV Stockholders upon the redemption of their shares and (b) the underwriters of EQV’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account, in each case as set forth in the Trust Agreement (collectively, the “Trust Distributions”)), and hereby waives any claims it has or may have at any time solely against the Trust Account (including the Trust Distributions) as a result of, or arising out of, any discussions, Contracts or agreements (including this Agreement) among EQV and the Company or the Company’s Unitholders and will not seek recourse against the Trust Account (including the Trust Distributions) for any reason whatsoever; provided that nothing in this Section 10.9 shall limit any right to specifically enforce this Agreement pursuant to Section 10.11. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by EQV to induce EQV to enter into this Agreement, and the Company further intends and understands such waiver to be Enforceable against the Company and each of the Affiliates and Persons that it has the authority to bind under applicable Law. To the extent that the Company or any of its Affiliates or Persons that it has the authority to bind commences any Proceeding against EQV or any of its Affiliates based upon, in connection with, relating to or arising out of any matter relating to EQV or its Representatives, which proceeding seeks, in whole or in part, monetary relief against EQV or its Representatives, the Company hereby acknowledges and agrees that its Affiliates’ sole remedy shall be against assets of the EQV Parties not in the Trust Account and that such claim shall not permit the Company or such Affiliates (or any Person claiming on its behalf) to have any claim against the Trust Account (including the Trust Distributions) or any amounts contained in the Trust Account while in the Trust Account. Notwithstanding the foregoing, nothing in this Section 10.9 shall serve to limit or prohibit (i) the Company’s or the Company Unitholder’s right to pursue a claim against the EQV Parties for legal relief against assets held outside the Trust Account or pursuant to Section 10.11 for specific performance or other non-monetary relief, or (ii) any claims that the Company or the Company Unitholder may have in the future against EQV’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than the Trust Distributions) and any assets that have been purchased or acquired with any such funds) other than as contemplated by this Agreement.

Section 10.10 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

Section 10.11 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique and recognizes and affirms that in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement or any Ancillary Agreement to the extent expressly contemplated herein or therein and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 10.11 shall not be required to provide any bond or other security in connection with any such injunction.

Section 10.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, and the parties identified in Section 6.12(d) (and for the limited purpose therein), any legal or equitable rights hereunder (other than (a) Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the provisions of Section 10.14 and (b) the Indemnified Parties, each of whom is an express third-party beneficiary hereunder to the provisions of Section 9.3).

Section 10.13 Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of the Schedules shall be deemed disclosed in each other Section of the applicable Schedule to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Schedule. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules. The Schedules are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Schedules shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described herein. Any fact or item, including the specification of any dollar amount, disclosed in the Schedules shall not by reason only of such inclusion (A) be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes hereof, or (B) represent a determination that such item or matter did not arise in the Ordinary Course of Business, and matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes. Moreover, in disclosing the information in the Schedules, the Parties, to the fullest extent permitted by law, expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Schedules shall be kept strictly confidential in accordance with Section 6.4 by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 10.14 No Recourse. Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, Representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the Transactions, under any documents or instruments delivered contemporaneously herewith, at or prior to Closing, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 10.14.

Section 10.15 Equitable Adjustments. If, during the Pre-Closing Period, the EQV Class A Shares shall have been changed into a different number of units or shares or a different class, with the prior written consent of the Company to the extent required by this Agreement, by reason of any stock dividend, share recapitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount of Purchaser Class A Shares to be issued to Company Unitholder contained herein will be appropriately adjusted to provide to the Company Unitholder the same economic effect as contemplated hereby prior to such event.

Section 10.16 Legal Representation and Privilege.

(a) Each Party hereby agrees, on behalf of itself, its Affiliates, and its and their directors, managers, officers, owners and employees and each of their successors and assigns (all such parties, the “Waiving Parties”), that Baker Botts may represent the Company Unitholder or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof (other than, following the Closing, EQV or any of its Subsidiaries), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement, the Transactions or the transactions contemplated by the Ancillary Agreements (any such representation, the “Company Unitholder Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Company and the Company Unitholder in connection with the Transactions, and each Party on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Company Unitholder Post-Closing Representation may be directly adverse to the Waiving Parties.

(b) Each of the Parties acknowledges that the foregoing provision applies whether or not Baker Botts provides legal services to any EQV Party or the Surviving Company after the Closing Date. Each of the Parties, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Baker Botts (or any other counsel that represented the Company or the Company Unitholder), the Company, the Company Unitholder and/or any director, manager, officer, owner, employee or Representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the Transactions or any matter relating to any of the foregoing are privileged communications, and shall remain privileged after the Closing, and the attorney-client privilege and the expectation of client confidence and work product and other immunities belong solely to the Company Unitholder, and is exclusively controlled by the Company Unitholder, and shall not pass to or be claimed by EQV, any Subsidiary of EQV, the Surviving Company, or any other Party or Waiving Party, other than the Company Unitholder. From and after the Closing, each Party (other than the Company Unitholder) shall not and shall cause its Waiving Parties not to access the same or seek to obtain the same by any process. From and after the Closing, each of the Parties (other than the Company Unitholder), on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege or work product or other immunities with respect to any communication among Baker Botts (or any other counsel that represented the Company or the Company Unitholder), the Company, Company Unitholder and/or any director, manager, officer, owner, employee or Representative of any of the foregoing occurring prior to the Closing in connection with any the Company Unitholder Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between any Party or its Waiving Parties, on the one hand, and a third party, on the other hand, such Party or its Waiving Party, as applicable, may assert the attorney-client privilege or work product or other immunities to prevent disclosure of confidential communications to such third party; provided, however, that no Party (or its Waiving Party) may waive such privilege or other immunity without the prior written consent of the Company Unitholder.

* * * * *

Each of the undersigned has caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

EQV Ventures Acquisition Corp.

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	Authorized Representative

Prometheus PubCo Inc.

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	President

EQVR Merger Sub LLC

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	President

COMPANY:

EQV Resources LLC

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	Secretary

COMPANY UNITHOLDER:

EQV Resources Intermediate LLC

By:	/s/ Tyson Taylor
Name:	Tyson Taylor
Title:	Secretary

PRESIDIO:

Presidio Investment Holdings LLC

By:	/s/ Brett J. Barnes
Name:	Brett J. Barnes
Title:	Executive Vice President & General Counsel

Signature Page to Agreement and Plan of Merger

EXHIBIT A

Form of Purchaser Charter

EXHIBIT B

Form of Purchaser Bylaws

EXHIBIT C

Form of Registration and Stockholders’ Rights Agreement

EXHIBIT D

Form of Transition Services Agreement

EXHIBIT E

Form of Certificate of Merger